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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Linn Energy, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINN ENERGY, LLC
600 Travis, Suite 5100
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To Be Held on May 29, 2008

Dear Unitholder:

        You are cordially invited to attend the 2008 Annual Meeting of Unitholders (the "Annual Meeting") of Linn Energy, LLC, a Delaware limited liability company ("Linn Energy"), which will be held on Thursday, May 29, 2008, at 1:00 p.m., Central Standard Time, at the Magnolia Hotel, 1100 Texas Street, Houston, Texas 77002. The Annual Meeting will be held for the following purposes:

  1.
  To elect five directors to Linn Energy's Board of Directors to serve until the 2009 Annual Meeting of Unitholders;

  2.
  To ratify the appointment of KPMG LLP as independent auditor of Linn Energy for the fiscal year ending December 31, 2008;

  3.
  To approve the Amended and Restated Linn Energy, LLC Long-Term Incentive Plan (the "LTIP"), which a) increases the total number of Units authorized to be issued under the LTIP from 3,900,000 units to 12,200,000 units, which represents an incremental increase of 8,300,000 units, b) removes the limitation on the number of restricted units that may be awarded under the LTIP within the overall limit on units that are authorized to be issued under the LTIP, c) prohibits repricing of options and unit appreciation rights, d) prohibits net unit counting for unit appreciation rights, e) provides for minimum vesting periods for full value awards, and f) prohibits the issuance of distribution equivalent rights in tandem with options and unit appreciation rights; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

        Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.

        Only unitholders of record at the close of business on April 1, 2008 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our unitholders will be available for examination at the Annual Meeting and at Linn Energy's Houston office at least ten days prior to the Annual Meeting.

By Order of the Board of Directors,

Charlene A. Ripley Senior Vice President, General Counsel and Corporate Secretary
Houston, Texas April 21, 2008

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
UNITHOLDERS MEETING TO BE HELD ON MAY 29, 2008.

This Proxy Statement and our 2007 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT
TABLE OF CONTENTS

LINN ENERGY, LLC
600 Travis, Suite 5100
Houston, Texas 77002

PROXY STATEMENT

Annual Meeting of Unitholders
To Be Held on Thursday, May 29, 2008

        This Proxy Statement, which was first mailed to our unitholders on or around April 21, 2008, is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Linn Energy, LLC, (the "Board") for use at our 2008 Annual Meeting of Unitholders (the "Annual Meeting") or at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 29, 2008, at 1:00 p.m., Central Standard Time, at the Magnolia Hotel, 1100 Texas Street, Houston, Texas 77002. Only holders of record of units at the close of business on April 1, 2008 (the "Record Date") were entitled to notice of, and are entitled to vote at, the Annual Meeting and any adjournments or postponements thereof, unless such adjournment or postponement is for more than 30 days, in which event we will set a new record date. Unless the context requires otherwise, the terms "our," "we," "us" and similar terms refer to Linn Energy, LLC, together with its consolidated subsidiaries.

Proposals

        At our 2008 Annual Meeting of Unitholders, we are asking our unitholders to consider and act upon proposals to: (1) elect five directors to serve until our 2009 Annual Meeting; (2) ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2008; and (3) approve the Amended and Restated Linn Energy, LLC Long-Term Incentive Plan (the "LTIP"), which a) increases the total number of Units authorized to be issued under the LTIP from 3,900,000 units to 12,200,000 units, which represents an incremental increase of 8,300,000 units, b) removes the limitation on the number of restricted units that may be awarded under the LTIP within the overall limit on units that are authorized to be issued under the LTIP, c) prohibits repricing of options and unit appreciation rights, d) prohibits net unit counting for unit appreciation rights, e) provides for minimum vesting periods for full value awards, and f) prohibits the issuance of distribution equivalent rights in tandem with options and unit appreciation rights.

Quorum Required

        The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding units is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

How to Vote

        If you are a holder of our units, you are entitled to one vote at the meeting for each unit that you held as of the Record Date. If you do not wish to vote for a particular director nominee, you must clearly identify such nominee on your proxy card. Votes withheld will have the same effect as not voting. A plurality of the votes of the units present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect each nominee for director and a majority of the units present in person or by proxy at the meeting is required to approve each other item to be voted upon at the meeting. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, though counted for purposes of determining a quorum, will not be included in the vote totals and therefore will not have any effect.

        You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to complete, sign and return your proxy card in advance of the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, please note that if your units are held in "street name" (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these units and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these units, the unitholder of record. As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain from your brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the units. Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the Annual Meeting.

Revoking Your Proxy

        You may revoke your proxy before it is voted at the Annual Meeting as follows: (i) by delivering, before or at the Annual Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Annual Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Annual Meeting; (iii) by attending the Annual Meeting in person and voting, although your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

Outstanding Units Held on Record Date

        As of the Record Date, there were 114,540,574 outstanding units entitled to vote at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Members of our Board of Directors are elected each year at the annual meeting of unitholders. All five of our current Board members have been nominated to stand for re-election at the Annual Meeting. We encourage our director nominees to attend our annual meetings to provide an opportunity for unitholders to communicate directly with directors about issues affecting our company. We anticipate that all director nominees will attend the Annual Meeting. In 2007, all the current directors attended the annual meeting, except Mr. McCoy who became a director in September 2007.

        At the Annual Meeting, our unitholders will consider and act upon a proposal to elect five directors to our Board of Directors to serve until the 2009 Annual Meeting of Unitholders. Each of the nominees has consented to serve as a director if so elected. Each nominee who is elected to our Board of Directors will serve in such capacity until his term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed. The persons named as proxies in the accompanying proxy card, who have been designated by our Board of Directors, intend to vote FOR the election of the director nominees unless otherwise instructed by a unitholder in a proxy card. If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board of Directors may recommend and propose to replace such nominee or nominees.

        Information concerning the five director nominees is set forth below.

Director Nominees

Name	Age	Position with Our Company	Director Since
Michael C. Linn	56	Chairman, Chief Executive Officer and Director	2003
George A. Alcorn	76	Independent Director	2006
Terrence S. Jacobs	65	Independent Director	2006
Jeffrey C. Swoveland	53	Independent Director	2006
Joseph P. McCoy	57	Independent Director	2007

        Michael C. Linn is our Chairman and Chief Executive Officer and has served in such capacity since December 2007. Prior to that, from June 2006 to December 2007, Mr. Linn served as Chairman, President and Chief Executive Officer and from March 2003 to June 2006, he was the President, Chief Executive Officer and Director. From 2000 to 2003 Mr. Linn was President of Allegheny Interests, Inc., a private oil and gas investment company. From 1980 to 1999, Mr. Linn served as General Counsel (1980-1982), Vice President (1982-1987), President (1987-1990) and CEO (1990-1999) of Meridian Exploration, a private Appalachian Basin oil and gas company that was sold to Columbia Natural Gas Company in 1999. Both Allegheny Interests and Meridian Exploration were wholly owned by Mr. Linn and his family. Mr. Linn is the immediate past Chairman of the Independent Petroleum Association of America, the largest national trade association of independent oil and gas producers. He currently sits on the Boards of the National Petroleum Council and the American Exploration and Production Council and is a member of the oil and gas industry's 25 Year Club. He was recently appointed as a Texas representative to the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. He is also Chairman of the Houston Wildcatters Committee of the Texas Alliance of Energy Producers. Mr. Linn regularly appears on behalf of the industry before state and federal agencies, such as the Department of Energy, Department of the Treasury, Federal Energy Regulatory Commission and the Environmental Protection Agency. In addition, he has testified on behalf of the industry before various committees and subcommittees of the U.S. House of Representatives and the U.S. Senate and is regularly quoted and has published various articles for trade publications and newspapers. He is also a frequent guest on radio and television programs representing the industry. His civic affiliations include memberships on the Boards of Small Steps and the Youth Development Center, in addition to memberships on the American Art Committee of the Museum of Fine Arts Houston and the Corporate Committee of Texas Children's Hospital.

        George A. Alcorn was appointed to our Board of Directors in January 2006. Mr. Alcorn is an independent director and serves as Chairman of our Nominating and Governance Committee. Mr. Alcorn has served as President of Alcorn Exploration, Inc., a private exploration and production company, since 1982. Mr. Alcorn is also a member of the board of directors of EOG Resources, Inc. He is a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council.

        Terrence S. Jacobs was appointed to our Board of Directors in January 2006. Mr. Jacobs is an independent director and serves as Chairman of our Audit Committee. Since 1995, Mr. Jacobs has served as President and CEO of Penneco Oil Company, which provides ongoing leasing, marketing, exploration and drilling operations for natural gas and crude oil in Western Pennsylvania and West Virginia. Mr. Jacobs currently serves on the boards of directors of Penneco Oil Company and affiliates, Rockwood Casualty Insurance Company, Somerset Casualty Insurance Company and First Commonwealth Bank. Mr. Jacobs served as President of the Independent Oil and Gas Association of Pennsylvania from 1999 to 2001 and from 2003 to 2005 and has served as a director of the Independent Petroleum Association of America for the states of Delaware, Maryland, Pennsylvania and New York—West from 2000-2006. He is presently serving as Chairman of the Tax Committee of the Independent Petroleum Association of America. Mr. Jacobs is a Certified Public Accountant in Pennsylvania.

        Jeffrey C. Swoveland was appointed to our Board of Directors in January 2006. Mr. Swoveland is an independent director and serves as Chairman of the Compensation Committee. Since May of 2006, Mr. Swoveland has served as Chief Operating Office of Coventina Healthcare Enterprises, a medical device company that develops and markets products which reduce pain and increase the rate of healing through therapeutic, deep tissue heating. From 2000 to 2006, he served as Chief Financial Officer of BodyMedia, a life-science and bioinformatics company. From 1994 to 2000, he served as Director of Finance, VP Finance & Treasurer and Interim Chief Financial Officer of Equitable Resources, Inc., a diversified natural gas company.

        Joseph P. McCoy was appointed to our Board of Directors in September 2007. Mr. McCoy is an independent director. Mr. McCoy served as Senior Vice President and Chief Financial Officer of Burlington Resources Inc. from 2005 until 2006 and Vice President and Controller (Chief Accounting Officer) of Burlington Resources Inc. from 2001 until 2005. Mr. McCoy is also a member of the board of directors of Rancher Energy, Inc. and BPI Energy Corp.

Required Vote

        Our limited liability company agreement provides for "plurality voting" in the election of directors, and directors will be elected by a plurality of the votes cast for a particular position. Each outstanding unit shall be entitled to one vote on all matters submitted to members for approval and in the election of directors.

        With respect to the Annual Meeting, we have five nominees and five available board seats. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. The five nominees receiving the most votes cast at the Annual Meeting will be elected to our Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FIVE NOMINEES FOR DIRECTOR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

        The Nominating and Governance Committee of our Board of Directors reviews director independence on an annual basis and makes a threshold determination as to the status of each director's independence. After this initial determination is made, the Nominating and Governance Committee makes a recommendation to the full Board of Directors, who then ultimately determine director independence. This subjective determination is made by considering all direct or indirect business relationships between each director (including his or her immediate family) and our company, as well as relationships with charitable organizations. The full Board of Directors, upon recommendation by the Nominating and Governance Committee, has determined that Messrs. Alcorn, Jacobs, Swoveland and McCoy qualify as "independent" in accordance with the published listing requirements of The NASDAQ Global Select Market ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of our company and has not engaged in various types of business dealings with our company. In addition, as further required by the NASDAQ rules, the Nominating and Governance Committee has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Nominating and Governance Committee, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. Mr. Linn is not independent by virtue of his role as Chief Executive Officer of our company.

During the Board of Director's most recent review of independence, the following relationships were considered:

  •
  Mr. Alcorn serves as President of Alcorn Exploration, LLC, a private exploration and production company. Mr. Alcorn is also a member of the board of directors of EOG Resources, Inc.

  •
  Mr. Jacobs has served as President of Penneco Oil Company, which provides ongoing leasing, marketing, exploration and drilling operations for natural gas and crude oil in Western Pennsylvania and West Virginia. During 2007, we paid approximately $0.2 million to Penneco Oil Company for purchases of natural gas. These purchases represent an amount less than 5% of our consolidated gross oil, gas and natural gas liquid sales and were consummated on arm's length terms. Future purchases are expected to remain under 5% of our consolidated sales.

  •
  Mr. Swoveland has served as Chief Operating Officer of Coventina Healthcare Enterprises, a medical device company since May 2006.

  •
  Mr. McCoy served as Senior Vice President and Chief Financial Officer of Burlington Resources Inc., a publicly traded independent oil and gas company, until its merger with ConocoPhillips in 2006. He is also a member of the boards of directors of Rancher Energy Corp. and BPI Energy, Inc.

        After consideration, our Board of Directors has determined that these relationships would not interfere with Messrs. Alcorn, Jacobs, Swoveland or McCoy's independent judgment as Linn Energy, LLC Board members.

        In addition, the members of the Audit Committee of our Board of Directors each qualify as "independent" under standards established by the Securities and Exchange Commission ("SEC") for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent" director. Mr. Jacobs is the independent director who has been determined to be an audit committee financial expert. Unitholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Jacobs' experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Jacobs any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Corporate Governance

        Our Board of Directors has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibility to provide effective governance over our affairs for the benefit of our unitholders. In addition, we have adopted a Code of Business Conduct and Ethics, which sets forth legal and ethical standards of conduct for all our employees, as well as our directors. We also have adopted a code of ethics which applies to our Chief Executive Officer and Senior Financial Officers. All of these documents are available on our website, www.linnenergy.com, and will be provided free of charge to any unitholder requesting a copy by writing to our Corporate Secretary, Linn Energy, LLC, 600 Travis, Suite 5100, Houston, Texas 77002. If any substantive amendments are made to the Code of Ethics for Chief Executive Officer and Senior Financial Officers or if we grant any waiver, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver within four business days on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications to Our Board of Directors

        Our Board of Directors has a process in place for communication with unitholders. Unitholders should initiate any communications with our Board in writing and send them to our Board of Directors c/o Charlene A. Ripley, Senior Vice President, General Counsel and Corporate Secretary, Linn Energy, LLC, 600 Travis, Suite 5100, Houston, Texas 77002. All such communications will be forwarded to the appropriate directors. This centralized process will assist our Board of Directors in reviewing and responding to unitholder communications in an appropriate manner. If a unitholder wishes for a particular director or directors to receive any such communication, the unitholder must specify the name or names of any specific Board recipient or recipients in the communication. Communications to our Board of Directors must include the number of units owned by the unitholder as well as the unitholder's name, address, telephone number and email address, if any.

Meetings of Our Board of Directors; Executive Sessions

        Our Board of Directors holds regular and special meetings from time to time as may be necessary. Regular meetings may be held without notice on dates set by our Board of Directors from time to time. Special meetings of our Board of Directors may be called with reasonable notice to each member upon request of the Chairman of the Board of Directors or upon the written request of any three Board members. A quorum for a regular or special Meeting will exist when a majority of the members are participating in the meeting either in person or by conference telephone. Any action required or permitted to be taken at a Board meeting may be taken without a meeting, without prior notice and without a vote if all of the members sign a written consent authorizing the action.

        During 2007, our Board of Directors held 4 regular and 13 special meetings. The standing Committees of our Board of Directors held an aggregate of 22 meetings during this period. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he served. Mr. McCoy joined our Board in September 2007 and attended all meetings in 2007 following his election.

        The Corporate Governance Guidelines adopted by our Board of Directors provide that the independent directors will meet in executive session at least quarterly, or more frequently if necessary. The Chairman of our Nominating and Governance Committee will chair the executive sessions of the independent directors.

Committees of Our Board of Directors

        Our Board of Directors currently has standing Audit, Compensation, and Nominating and Governance Committees. Each member of these Committees is an independent director in accordance with the NASDAQ listing standards described above and applicable SEC rules. Our Board of Directors has adopted a written charter for each of these Committees, which sets forth each Committee's purposes, responsibilities and authority. Each Committee reviews and assesses on an annual basis the adequacy of its charter and recommends any proposed modifications to our Board of Directors for its approval. These committee charters are available on our website at www.linnenergy.com. You may also contact Charlene A. Ripley, our Senior Vice President, General Counsel and Corporate Secretary at Linn Energy, LLC, 600 Travis, Suite 5100, Houston, Texas 77002, to request paper copies free of charge. The following is a brief description of the functions and operations of the standing Committees of our Board of Directors.

Audit Committee.

        The Audit Committee assists our Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditor. During 2007, the Audit Committee held 11 meetings. The Audit Committee is currently comprised of four directors: Mr. Jacobs (Chairman), Mr. Alcorn, Mr. Swoveland and Mr. McCoy. Each member of the Audit Committee is "independent" as defined by the NASDAQ listing standards and applicable SEC rules, and is financially literate. Mr. Jacobs has been designated the "audit committee financial expert".

        Our Audit Committee also reviews related party transactions and other specific matters that our Board of Directors believes may involve conflicts of interest. The Audit Committee determines if the related party transaction or resolution of the conflict of interest is in the best interest of our company. Any conflict of interest matters approved by the Audit Committee will be conclusively deemed to be fair and reasonable to our company and approved by all of our Unitholders. The report of our Audit Committee appears under the heading "Report of the Audit Committee" below.

Compensation Committee.

        The Compensation Committee's primary responsibilities are to: (i) approve the compensation arrangements for senior management of our company and for our Board members, including establishment of salaries and bonuses and other compensation for executive officers of our company, (ii) to approve any compensation plans in which officers and directors of our company are eligible to participate and to administer such plans, including the granting of equity awards or other benefits under any such plans and (iii) to review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement. The Compensation Committee also oversees the preparation of a report on executive compensation for inclusion in the annual proxy statement.

        During 2007, the Compensation Committee held seven meetings. The Compensation Committee is currently comprised of four directors: Mr. Swoveland (Chairman), Mr. Alcorn, Mr. Jacobs and Mr. McCoy. Each of the Compensation Committee members is "independent" as defined by the NASDAQ listing standards. All Compensation Committee members are also "non-employee directors" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The report of our Compensation Committee appears under the heading "Report of the Compensation Committee" on page 25 of this Proxy Statement.

  Procedures and Processes for Determining Executive and Director Compensation

        Please refer to "Compensation Discussion and Analysis, The Compensation Committee," on page 19 of this Proxy Statement for a discussion of the Compensation Committee's procedures and processes for making compensation determinations.

  Compensation Committee Interlocks and Insider Participation

        Messrs. Swoveland, Alcorn, Jacobs and McCoy currently serve as members of the Compensation Committee and each are "independent" directors as defined by the NASDAQ listing standards. No member of the Compensation Committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC other than service on our Board of Directors. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee.

        The Nominating and Governance Committee's primary responsibilities are (i) to develop criteria, recruit and recommend candidates for election to our Board of Directors, (ii) to develop and recommend corporate governance guidelines to our Board of Directors, and to assist our Board of Directors in implementing such guidelines, (iii) to lead our Board of Directors in its annual review of the performance of the Board of Directors and its Committees, (iv) to review and amend as appropriate our Code of Business Conduct and Ethics and our Code of Ethics for Chief Executive Officer and Senior Financial Officers and (v) to assess the independence of each non-employee director and to determine the "audit committee financial expert". The Nominating and Governance Committee will consider the following qualifications, along with such other qualities the Board identifies from time to time, for director nominees:

  •
  Personal and professional integrity and high ethical standards;

  •
  Good business judgment;

  •
  An excellent reputation in the industry in which the nominee or director is or has been primarily employed;

  •
  A sophisticated understanding of our business or similar businesses;

  •
  Curiosity and a willingness to ask probing questions of management;

  •
  The ability and willingness to work cooperatively with other members of the Board and with the CEO and other senior management; and

  •
  The ability and willingness to support us with his or her preparation for, attendance at and participation in Board meetings.

        The Committee will evaluate each nominee based upon a consideration of a nominee's qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors as described in our Corporate Governance Guidelines. The Nominating and Governance Committee may rely on various sources to identify director nominees. These include input from directors, management, professional search firms and others that the Committee feels are reliable.

        The Nominating and Governance Committee will consider director candidate suggestions made by unitholders in the same manner as other candidates. Any such nominations, together with appropriate biographical information, should be submitted to the Chairman of the Nominating and Governance Committee, c/o Charlene A. Ripley, Senior Vice President, General Counsel and Corporate Secretary, Linn Energy, LLC, 600 Travis, Suite 5100, Houston, Texas 77002. For other procedures that must be followed in order for the Committee to consider recommendations from unitholders, please read "Unitholder Proposals and Director Nominations—Recommendation of Director Candidates to the Nominating and Governance Committee." In 2007, the Nominating and Governance Committee held 4 meetings. The Nominating and Governance Committee is currently comprised of four directors: Mr. Alcorn (Chairman), Mr. Jacobs, Mr. Swoveland and Mr. McCoy. Each member of the Nominating and Governance Committee is "independent" as defined by the NASDAQ listing standards.

Report of the Audit Committee

        The Audit Committee oversees the financial reporting process of Linn Energy, LLC on behalf of its Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

        With respect to the financial statements for the year ended December 31, 2007, the Audit Committee reviewed and discussed the financial statements of Linn Energy, LLC and the quality of financial reporting with management and the independent auditor. It also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented and as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Additionally, the Audit Committee has discussed with the independent auditor the independent auditor's independence with respect to Linn Energy, LLC. The Audit Committee determined that the non-audit services provided to Linn Energy, LLC by the independent auditor (discussed below under "Proposal

Two: Ratification of Independent Public Accountants") are compatible with maintaining the independence of the independent auditor.

        Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the financial statements of Linn Energy, LLC be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted By:
Audit Committee
Terrence S. Jacobs, Chair George A. Alcorn Jeffrey C. Swoveland Joseph P. McCoy

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has selected KPMG LLP to continue as our independent public accountants for 2007. KPMG LLP has served as Linn Energy, LLC's independent auditor since 2005. The Audit Committee has determined to submit KPMG LLP's selection to unitholders for ratification. Unitholder ratification of the selection of KPMG LLP as our independent public accountants is not required by our limited liability company agreement or otherwise. We are submitting the selection of KPMG LLP to unitholders for ratification as a matter of good corporate practice. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the Audit Committee will reconsider its selection of auditor. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of KPMG LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Audit Fees

        The fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for each of the fiscal years ended December 31, 2006 and 2007, and the reviews of the financial statements included in any of our Quarterly Reports on Forms 10-Q for each of those fiscal years were approximately $1,863,000 and $2,555,000, respectively.

Audit-Related Fees

        KPMG LLP also received fees for services rendered in connection with acquisition audits and related regulatory filings, as well as for services in connection with multiple Registration Statements on Form S-3 that we filed in 2007. These fees totaled approximately $237,000 and $270,000 for the years ended December 31, 2006 and 2007, respectively.

Tax Fees

        We incurred no fees in the fiscal years ended December 31, 2006 and 2007 for tax-related services provided by KPMG LLP.

All Other Fees

        We incurred no other fees in the fiscal years ended December 31, 2006 and 2007 for any other services provided by KPMG LLP.

Audit Committee Approval of Audit and Non-Audit Services

        The Audit Committee pre-approves all audit and non-audit services to be provided to us by our independent auditors in the upcoming year at the last meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit. During the course of a fiscal year, if additional non-audit services are identified, these services are presented to the Audit Committee for pre-approval. Management is directed to provide a report to the Audit Committee quarterly showing in reasonable detail the services provided by the independent auditors to us since the day of the initial pre-approval, as well as the estimated cost to date of audit and non-audit services. All of the services covered under the caption "Audit-Related Fees" were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Securities Exchange Act of 1934, as amended.

Required Vote

        Under our limited liability company agreement, unitholder ratification of KPMG LLP as our independent public accountants for 2008 is not required. However, in the event we elect to submit such ratification for unitholder approval, as we have done here, this approval requires the affirmative vote of the holders of a majority of our outstanding units present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR 2008.

        In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our company and our unitholders.

PROPOSAL THREE:
APPROVAL OF AMENDED AND RESTATED
LINN ENERGY, LLC LONG-TERM INCENTIVE PLAN

        The Compensation Committee of our board of directors has approved the Amended and Restated Linn Energy, LLC Long-Term Incentive Plan, subject to unitholder approval. The Compensation Committee believes that these amendments are necessary to continue to attract and retain high caliber individuals to serve as our officers, directors and employees. If the amendments are approved, they will be effective as of the date of the Annual Meeting of unitholders. The proposed amendments to the LTIP, if approved, will (i) increase the total number of Units authorized to be issued under the LTIP from 3,900,000 units to 12,200,000 units, (ii) removes the limitation on the number of restricted units that may be awarded under the LTIP within the overall limit on units that are authorized to be issued under the LTIP, (iii) prohibit repricing of options and unit appreciation rights, (iv) prohibit net unit counting for unit appreciation rights, (v) provide for minimum vesting periods for full value awards, and (vi) prohibit the issuance of distribution equivalent rights in tandem with options and unit appreciation rights (collectively, the "LTIP Amendment Proposal").

        Adoption of the LTIP Amendment Proposal requires the affirmative vote of the holders of a majority of our outstanding units present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked "ABSTAIN" with respect to any matter will not be voted.

        For a more complete description of the LTIP Amendment Proposal, please read "Proposed Amendments to the LTIP" below and a copy of the Amended and Restated Linn Energy, LLC Long-Term Incentive Plan included as Annex A to this proxy statement (the "Amended and Restated LTIP"). For a more complete description of the LTIP generally, please read "Summary Description of the Linn Energy Long-Term Incentive Plan" below. The statements made in this proxy statement with respect to the LTIP Amendment Proposal should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Amended and Restated LTIP, which is incorporated by reference herein from Annex A.

Proposed Amendments to the LTIP

  Increase the Total Number of Units Authorized to be Issued Under the LTIP

        Since our initial public offering in January 2006 and as of February 6, 2008, we have made awards of 1,644,251 options, 1,356,436 restricted units and 740,236 unit grants under the LTIP to our officers, our independent directors and certain of our employees. Accordingly, approximately 159,077 units are currently available for issuance with respect to awards under the LTIP out of the currently authorized 3,900,000 units. The Amended and Restated LTIP proposes to amend the LTIP to increase the total number of Units authorized to be issued under the LTIP from 3,900,000 Units to 12,200,000 Units, which represents an incremental increase of 8,300,000 units.

  Remove the Limitation on the Number of Restricted Units that may be Awarded Under the LTIP

        Our LTIP currently provides that not more than 1,500,000 (of the 3,900,000 Units authorized to be issued under the LTIP) may be issued as restricted units. As of January 31, 2008, of the 1,500,000 restricted units that may be awarded as restricted units, we have awarded 1,356,436 restricted units to our officers, directors and employees, leaving our current availability of units that may be granted as awards of restricted units at 143,564 restricted units. Our Compensation Committee believes that maximum flexibility to choose between restricted units and other forms of awards that are available under the LTIP will enable it to best design awards that will most closely align the interests of our officers, directors and employees with those of our unitholders. The Amended and Restated LTIP proposes to amend the LTIP to remove the limitation on the number of restricted units that may be awarded under the LTIP not to exceed the total number of units that are authorized to be issued under the LTIP.

  Other Amendments

  •
  Prohibit repricing of options and unit appreciation rights.    Currently, our LTIP does not expressly prohibit the Committee from decreasing the purchase or exercise price of an option after the date of grant. The Amended and Restated LTIP provides that except in connection with a corporate transaction, terms of outstanding awards may not be amended to 1) reduce the exercise price of outstanding options or unit appreciation rights, or 2) cancel outstanding options or unit appreciation rights in exchange for cash, other awards or options or unit appreciation rights with an exercise price that is less than the exercise price of the original options or unit appreciation rights. Because any material change to our LTIP requires unitholder approval under NASDAQ rules, we would be required to seek unitholder approval to change this provision once it is initially approved by the unitholders.

  •
  Prohibit net unit counting for unit appreciation rights.    We have the right under the LTIP to pay, or settle, in cash or in units, the excess of the fair market value of a unit over the exercise price established for a participant's unit appreciation right. Currently, our LTIP is silent as to the treatment of units underlying a unit appreciation right upon exercise of a unit-settled unit appreciation right. The Amended and Restated LTIP clarifies that units underlying a unit appreciation right will not be available for future grant following unit-settled exercise of the unit appreciation right.

  •
  Provide for minimum vesting periods for full value awards.    Currently, our LTIP does not provide for minimum vesting periods for full value awards, including restricted units and phantom units. The Amended and Restated LTIP requires not less than three years vesting of full value awards with time-based vesting criteria and one year vesting of full value awards with performance-based vesting criteria; provided that 1) grants of phantom units to non-employee directors vest when that director dies or no longer serves as a director and 2) we may grant up to 5% of units underlying all outstanding awards as Unit Grants, which are vested on issuance, thus have no minimum vesting period.

  •
  Prohibit the issuance of DERs in tandem with options and unit appreciation rights.    Currently, our LTIP gives the Committee the discretion to grant a distribution equivalent right ("DER") in tandem with a grant of options or unit appreciation rights. The Amended and Restated LTIP removes the provision giving the Committee that discretion such that DER's cannot be granted in tandem with options or unit appreciation rights.

Effects of Approval

        If the LTIP Amendment Proposal is approved, then we will use the additional units under the LTIP to provide incentive to our officers, directors and employees for superior performance and to enhance our ability to attract and retain the services of individuals essential for our growth and profitability. We will also have the flexibility to make some or all of the awards under our LTIP in the form of restricted units. These amendments will be effective immediately upon the approval of our unitholders.

Effects of Failure to Approve

        If the LTIP Amendment Proposal is not approved:

  •
  we will be unable to award any grants under the LTIP beyond the current number of authorized units because the NASDAQ Marketplace Rules require unitholder approval of such increase in authorized units under an equity compensation plan. Once current availability under the LTIP is exhausted, our Compensation Committee would be required to consider other alternatives not involving equity-based awards (such as additional cash bonuses) to help attract, retain and motivate new employees and key individuals who are currently our employees or who become employees as a result of any future acquisitions or hirings; and

  •
  we will not have the flexibility to award restricted units to our officers, directors, employees or consultants in excess of the current limitations. Once the current availability of restricted units under the LTIP is exhausted, our board of directors would be required to consider alternative awards under the LTIP or incentives not involving equity-based awards to help attract, retain and motivate new employees and key individuals who are currently our employees or who become employees as a result of any future acquisitions or hirings.

Summary Description of the Linn Energy, LLC Long-Term Incentive Plan

        The LTIP consists of five components: unit options, unit grants, restricted units, phantom units, and unit appreciation rights. Any of our or our affiliates' employees, consultants or directors are elgible to participate in the LTIP. As of the Record Date, we had approximately 205 participants in the LTIP, comprised of approximately 200 employees (including officers), and five directors. The LTIP currently limits the total number of units that may be delivered pursuant to all types of awards to 3,900,000 units (which we are proposing to increase by 8,300,000 units to a total of 12,200,000 units), provided that no more than 1,500,000 of such Units (as adjusted) may be issued as restricted units (we are proposing to remove this limitation on the number of restricted units that may be awarded under the LTIP). If any award expires or is canceled, forfeited, exercised, paid or otherwise terminated without the delivery of units, then the units covered by such award are available for delivery pursuant to other awards. Units withheld to satisfy exercise prices or tax withholding obligations are not available for delivery pursuant to other awards.

        Unit Options.    A unit option is a right to purchase a unit at a specified price. The Compensation Committee may make option grants under the plan to officers, employees and members of our board of directors containing such terms as the committee shall determine. Unit options will have an exercise price that will not be less than the fair market value of the units on the date of grant. The Amended and Restated LTIP prohibits repricing of unit options. In general, unit options granted will become exercisable over a period determined by the Compensation Committee, although vesting may accelerate upon the achievement of specified financial objectives. In addition, the unit options will become exercisable upon a change in control of our company, unless provided otherwise by the Compensation Committee. If a grantee's employment, consulting relationship or membership on our board of directors terminates for any reason, the grantee's unvested unit options will be automatically forfeited unless, and to the extent, the option agreement or the Compensation Committee provides otherwise.

        Upon exercise of a unit option (or a unit appreciation right, as defined below, settled in units), we will issue new units, acquire units on the open market or directly from any person or use any combination of the foregoing, in the Compensation Committee's discretion. If we issue new units upon exercise of the unit options (or a unit appreciation right settled in units), the total number of units outstanding will increase. The availability of unit options and unit appreciation rights is intended to furnish additional compensation to employees and members of our board of directors and to align their economic interests with those of unitholders.

        Unit Grants.    A unit grant is the grant of an unrestricted unit, meaning a unit that vests immediately upon issuance. The Compensation Committee may make unit grants under the plan to officers, employees and members of our board of directors.

        Restricted Units.    A restricted unit is a unit that vests over a period of time and that during such time is subject to forfeiture. The Compensation Committee may make grants of restricted units under the plan to officers, employees, and directors containing such terms as the Compensation Committee shall determine. The Compensation Committee will determine the period over which restricted units (and distributions related to such units) will vest. The Amended and Restated LTIP, if approved, provides for minimum vesting periods. The committee may base its determination upon the achievement of specified performance objectives. In addition, the restricted units will vest upon a change of control of our company, as defined in the plan, unless provided otherwise by the committee. If a grantee's employment, consulting relationship or membership on our board of directors terminates for any reason, the grantee's restricted units will be automatically forfeited unless, and to the extent, the Compensation Committee or the terms of the award agreement provide otherwise.

        Units to be delivered as restricted units may be units issued by us, units acquired by us in the open market, units already owned by us, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon the grant of the restricted units, the total number of units outstanding will increase. We intend the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our units. Therefore, plan participants will not pay any consideration for the units they receive, and we will receive no remuneration for the units.

        Phantom Units.    A phantom unit entitles the grantee to receive a unit upon the vesting of the phantom unit or, in the discretion of the Compensation Committee, cash equivalent to the value of a unit. In the future, the compensation committee may make grants of phantom units under the plan to officers, employees, and directors containing such terms as the Compensation Committee shall determine. Our Compensation Committee will determine the period over which phantom units will vest. The Amended and Restated LTIP provides for minimum vesting periods, except with respect to phantom unit grants to nonemployee directors. The committee may base its determination upon the achievement of specified financial objectives. In addition, the phantom units will vest upon a change of control of our company, unless provided otherwise by the Compensation Committee. If a grantee's employment, or membership on our board of directors terminates for any reason, the grantee's phantom units will be automatically forfeited unless, and to the extent, the Compensation Committee or the terms of the award agreement provide otherwise.

        Units to be delivered upon the vesting of phantom units may be units issued by us, units acquired by us in the open market, units already owned by us, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon vesting of the phantom units, the total number of units outstanding will increase. The Amended and Restated LTIP, if approved, removes the ability of our Compensation Committee to grant tandem distribution equivalent rights with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on units while the phantom units are outstanding. We intend the issuance of any units upon vesting of the phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our units. Therefore, plan participants will not pay any consideration for the units they receive, and we will receive no remuneration for the units.

        Unit Appreciation Rights.    A unit appreciation right is an award that, upon exercise, entitles the participant to receive the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in units, cash or a combination thereof, as determined by the Compensation Committee in its discretion. Initially, we do not expect to grant unit appreciation rights under our long-term incentive plan. In the future, the Compensation Committee may make grants of unit appreciation rights under the plan to employees, consultants and directors containing such terms as the Committee shall determine. Unit appreciation rights will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit appreciation rights will become exercisable over a period determined by the Compensation Committee. In addition, the unit appreciation rights will become exercisable upon a change in control of our company, unless provided otherwise by the Compensation Committee. If a grantee's employment or membership on our board of directors terminates for any reason, the grantee's unvested unit appreciation rights will be automatically forfeited unless, and to the extent, the grant agreement or Compensation Committee provides otherwise.

        Benefits Under the LTIP for 2007.    In January 2008, the Compensation Committee approved restricted unit awards to certain employees, and subject to unitholder approval of the LTIP Amendment Proposal, our executive and certain other officers for services performed in 2007. Additional benefits under the LTIP for periods subsequent to 2007 are not determinable at this time. The following table sets forth the number of the restricted units that have been awarded (subject to your approval of the LTIP Amendment Proposal) to the following: (i) the Named Executive Officers ("Named Officers") individually; (ii) the Named Officers as a group; (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers and executive officers who are not Named Officers, as a group:

Name and Position	Number of Restricted Units
Michael C. Linn, Chairman and Chief Executive Officer	67,800
Mark E. Ellis, President and Chief Operating Officer	50,850
Kolja Rockov, Executive Vice President and Chief Financial Officer	33,900
Lisa D. Anderson, Senior Vice President and Chief Accounting Officer	15,250
Thomas A. Lopus, Senior Vice President—Eastern Operations	6,800
Arden L. Walker, Jr., Senior Vice President—Operations and Chief Engineer	18,650
Named Officer Group	193,250
Non-Employee Director Group	0
Non-Named Officer Employee Group	28,850	(1)

(1)
Represents January 2008 grants to officers other than Named Officers. The Compensation Committee also approved grants to certain other employees. These grants were approved pursuant to the existing LTIP and are not contingent on unitholder approval, thus are not included in the table above.

        THE BOARD OF DIRECTORS RECOMMENDS THAT UNITHOLDERS VOTE "FOR" APPROVAL OF THE LTIP AMENDMENT PROPOSAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Reasons for Board of Directors' Recommendation

        Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

  •
  attract new employees and executives with competitive compensation packages;

  •
  retain our existing executives who are attractive candidates to other companies in our industries;

  •
  motivate and recognize our directors, officers, employees and consultants; and

  •
  ensure the availability of incentive awards for employees we hire as a result of acquisitions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our total compensation package for our Named Officers comprises a combination of base salary, short-term cash incentive compensation, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis addresses the following topics:

  •
  the role of our Compensation Committee in establishing executive compensation;

  •
  our process for setting executive compensation;

  •
  our compensation philosophy and policies regarding executive compensation; and

  •
  our compensation decisions for fiscal year 2007 with respect to our Named Officers.

  The Compensation Committee

        The Compensation Committee of our Board has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The primary purpose of the Compensation Committee is to assist the Board in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the Committee are (i) to establish our goals, objectives and policies relevant to the compensation of senior management, and evaluate performance in light of those goals to determine compensation levels, (ii) to approve and administer our incentive compensation plans, (iii) to set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and the performance of our company and its senior management and employees, and (iv) to review appropriate disclosures relating to compensation. The Committee also has responsibility for evaluating and making a recommendation to our Board regarding compensation for service on our Board.

  The Compensation Setting Process

        Compensation Committee Meetings.    Our Compensation Committee holds regular quarterly meetings each year, which coincide with our quarterly Board meetings. It also holds additional meetings as required to carry out its duties. The Committee Chairman works with our General Counsel to establish each meeting agenda.

        At the Committee's regularly scheduled fourth quarter meeting, the Committee reviews and discusses a compensation analysis prepared by Towers Perrin (an independent compensation consultant retained by us, please see "Role of Compensation Consultant" below) and considers compensation for the succeeding calendar year.

        At the regular first quarter meeting, the Committee:

  •
  considers and approves changes in base salary for the upcoming year;

  •
  reviews actual results compared to the pre-established performance metrics for the current year to determine annual cash incentive awards for our executive officers under our Employee Incentive Compensation Plan, or EICP;

  •
  grants equity awards, either in the form of restricted unit grants or unit option awards or both under the Company's Long-Term Incentive Plan, or LTIP;

  •
  approves our performance matrix under our EICP for the upcoming year, which includes both quantitative financial objectives and qualitative performance measures intended to focus on and reward activities that create unitholder value ("Performance Matrix"), and recommends the Performance Matrix for consideration by our Board at its regular first quarter meeting;

  •
  evaluates the compensation paid to our independent directors and, to the extent it deems appropriate, makes recommendations for adjustments to the Board; and

  •
  reviews the summary results of the Board's written evaluations of our Chief Executive Officer, as well as the Chief Executive Officer's self evaluation.

        The Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer. With respect to compensation for all other Named Officers, the Committee meets with our Chief Executive Officer and our President and Chief Operating Officer outside the presence of all our other executive officers. When compensation decisions are not being considered, the Committee typically meets in the presence of our Chief Executive Officer, our President and Chief Operating Officer, our Chief Financial Officer, and our General Counsel. Depending upon the agenda for a particular meeting, the Committee may also invite other officers and a representative of Towers Perrin to participate in Committee meetings. The Committee also regularly meets in executive session without management.

        Role of Compensation Consultant.    The Committee's Charter grants the Committee the sole and direct authority to retain and terminate compensation advisors and to approve their fees. All such advisors report directly to the Compensation Committee, and all assignments are directed by the Committee Chairman. The Committee has engaged Towers Perrin as the Committee's independent compensation consultant to assist the Committee in assessing and determining competitive compensation packages for our executive officers.

        In this capacity, Towers Perrin has, from time to time at the Committee's request and under the direction of the Committee Chairman, assembled information regarding (i) compensation trends in the oil and gas industry and among master limited partnerships and limited liability companies and (ii) relative compensation for similarly-situated executive officers of companies within these groups as well as of other companies with revenues, transactions or growth trends comparable to ours. In addition to published survey sources, Towers Perrin employs data compiled from the public filings of a peer group of various companies.

        In 2006, our compensation peer group included the following nine master limited partnerships: Plains All American Pipeline L.P., Crosstex Energy L.P., Energy Transfer Partners L.P., Magellan Midstream Partners L. P., Legacy Reserves L.P., Regency Energy Partners L.P., Copano Energy, L.L.C., Breitburn Energy Partners LP, and Constellation Energy Partners, LLC. We selected these companies at the time because they were publicly traded master limited partnerships of similar size, based on enterprise value. We compete with companies that are independent and integrated oil and gas producers for senior management personnel and believe that compensation levels of executive officers in a broader combined peer group are relevant to our compensation decisions. Therefore, in 2007 we reviewed data from the above master limited partnerships but primarily considered data from a peer group including the following: Ultra Petroleum Corp., Newfield Exploration Company, Pioneer Natural Resources Company, Southwestern Energy Company, Range Resources Corporation, Denbury Resources Inc., Forest Oil Corporation, EXCO Resources, Inc., Quicksilver Resources Inc., Energen Corporation, Plains Exploration & Production Company, CNZ Gas Corporation, Petrohawk Energy Corporation, Cabot Oil & Gas Corporation and Cimarex Energy Co. These companies were selected because they are independent oil and gas producers of similar size, based on enterprise value.

        Role of Executive Officers.    Except with respect to his own compensation, both our Chief Executive Officer and our President and Chief Operating Officer, with advice from our other executive officers as appropriate, plays a significant role in the Compensation Committee's establishment of compensation levels for our executive officers. The most significant aspects of their role in the process are:

  •
  evaluating performance;

  •
  recommending targets, quantitative performance metrics and qualitative objectives under our EICP;

  •
  recommending base salary levels, EICP awards and LTIP awards; and

  •
  advising the Compensation Committee with respect to the achievement of the objectives under the Performance Matrix.

  Our Executive Compensation Program

        Compensation Objectives.    Our executive compensation program is intended to align the interests of our executive officers with those of our unitholders by motivating our executive officers to achieve strong financial and operating results, which we believe closely correlate to long-term unitholder value. This alignment of interests is primarily reflected through our executive officers' participation in our EICP and LTIP. In addition, our program is designed to achieve the following objectives:

  •
  attract and retain talented executive officers by providing total compensation levels competitive with that of executives holding comparable positions in similarly-situated organizations;

  •
  provide total target compensation that is justified by individual performance;

  •
  provide a performance-based compensation component that balances rewards for short-term and long-term results and is tied to company performance; and

  •
  encourage the long-term commitment of our executive officers to us and to our unitholders' long-term interests.

        Compensation Strategy.    To accomplish our objectives, we seek to offer a total direct compensation program to our executive officers that, when valued in its entirety, serves to attract, motivate and retain executives with the character, experience and professional accomplishments required to grow and develop our company. We seek to align executive compensation with unitholder interests by placing a significant portion of total direct compensation "at risk". "At risk" means the executive officer will not realize value unless performance goals, the majority of which are directly tied to Company financial performance, are achieved (for EICP awards) or as our unit price appreciates (for options).

        Our executive compensation program consists of three principal elements: (i) base salary, (ii) potential for annual cash incentive compensation awards under our EICP based upon the achievement of specific measures of company performance goals, and (iii) opportunities to earn unit-based awards under our LTIP, which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of our unitholders.

        To ensure that the total compensation package we offer our executive officers is competitive, Towers Perrin develops an assessment of market levels of compensation through both an analysis of private survey data and information disclosed in peer companies' public filings. While the Committee relies on this data to assess the reasonableness of our executive officers' total compensation, it also considers a number of other factors including: (i) historical compensation levels, (ii) the specific role the executive plays within our company, (iii) the performance of the executive and (iv) the relative compensation levels among our executive officers. There is no pre-established policy or target for the Committee's allocation of total compensation between long-term compensation in the form of LTIP awards and current compensation in the form of base salary and EICP awards. The allocation is generally based upon an analysis of how our peer companies use long-term and short-term compensation to compensate their executive officers. Each year the Committee reviews this peer company data and sets EICP targets and LTIP allocations for that year.

        In 2006 and 2007, we were still assembling our executive management team; thus some components of compensation were negotiated on an individual basis in connection with a particular officer's employment agreement. In general, the Committee sought to place more of an executive's total compensation "at risk" by setting base salaries lower and setting awards under our LTIP and EICP higher relative to the total compensation package.

        For 2008, the Committee is targeting total direct compensation (including base salary, EICP awards and LTIP awards) for all executive officers at approximately the median of compensation paid to similarly situated executives of the companies comprising our 2007 compensation peer group. As more fully described below under "Base Salary", the Committee set compensation for our President and Chief Operating Officer slightly above this level to reward him for his exemplary performance in 2007. The Committee again is seeking to place more compensation "at risk" by setting 1) base salaries at or near the median, and 2) EICP targets and awards under our LTIP between the median and 75th percentile of our peer group.

  2007 Executive Compensation Components

        For the fiscal year ended December 31, 2007, the principal components of compensation for Named Officers were:

  •
  Short-term compensation:

  •
  base salary

  •
  employee incentive compensation plan

  •
  Long-term equity compensation:

  •
  restricted units

  •
  unit option grants

  •
  Other benefits.

  Base Salary

        We provide Named Officers and other employees with a base salary to provide them with a reasonable base level of monthly income relative to their role and responsibilities. Each of our Named Officers has an employment agreement that provides for a minimum level of base salary and upward adjustments in the discretion of the Board. For a summary of the material terms of the Named Officers' employment agreements, please see "Narrative Disclosure to the 2007 Summary Compensation Table".

        Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. During its review of base salaries for executives, the Committee primarily considers:

  •
  public and private peer data provided by our outside consultants; and

  •
  internal review of the executive's compensation, both individually and relative to other executive officers.

        For 2008, the base salary of each of our Named Officers was increased to place base salary at or near the median of our peers. Mr. Ellis's base salary was increased at a higher level to reflect his promotion to President in December 2007, as well as the Committee's view that 1) Mr. Ellis's performance in bringing together our new management team was exemplary, and 2) his retention is critical to us and our unitholders.

Employee Incentive Compensation Program

  Targets

        Our EICP is an annual cash incentive program which provides guidelines for the calculation of annual cash incentive based compensation. The Committee reviews peer data regarding EICP targets and for 2007, set targets as a percentage of base salary at or near the median of our peer group. EICP award targets for our Named Officers in 2007 were set as follows:

Named Officer	% of Base Salary

Michael C. Linn	125%

Mark E. Ellis	100%

Kolja Rockov	85%

Lisa D. Anderson	65%

Arden L Walker, Jr.	65%

Thomas A. Lopus	65%

        To determine actual payout under the EICP, the Committee considers achievement of the objectives under the Performance Matrix, but uses discretion in the ultimate determination of the overall payout percentage amount. For example, if performance falls outside the Performance Matrix on one or more metrics, then the Committee uses discretion to determine the appropriate level for that metric.

        Because we were still assembling our management team and determining our compensation program, the Performance Matrix for 2007 was approved at mid-year. For 2007, 50% percent of the target award opportunity was based on achievement of the following quantitative objectives:

  a)
  Total Unitholder Return—defined as unit price appreciation over the period, plus investment impact from distributions received during the period reinvested in the units at the then-current unit price (measured over calendar year 2007);

  b)
  Growth in Distributable Cash Flow Per Unit—defined as Adjusted EBITDA (defined below) less cash interest expense divided by weighted average units outstanding (measured between calendar year 2006 and calendar year 2007); and

  c)
  Distribution Coverage Ratio—defined as Distributable Cash Flow less maintenance capital expenditures divided by total cash distributions (because the Performance Matrix for 2007 was set mid-year and to account for the impact of multiple acquisitions throughout the year, this metric for 2007 is based only on performance over the fourth quarter of 2007).

        For 2007, we define Adjusted EBITDA as net income (loss) plus:

  •
  Net operating cash flow from acquisitions, effective date through closing date;

  •
  Interest expense, net of amounts capitalized;

  •
  Depreciation, depletion and amortization;

  •
  Write off of deferred financing fees and other;

  •
  (Gain) loss on sale of assets;

  •
  Accretion of asset retirement obligation;

  •
  Unrealized (gain) loss on derivatives;

  •
  Unit-based compensation and unit warrant expense;

  •
  Data license expenses; and

  •
  Income tax (benefit) provision.

        The targets and potential payouts determined by the Committee based on these quantitative objectives are outlined below:

	Threshold			Acceptable			Excellent			Outstanding

	Target		Weighting	Target		Weighting	Target		Weighting	Target		Weighting

Total Unitholder Return	10%		8.33%	20%		16.67%	30%		33.33%	40%		66.67%

Growth in Distributable Cash Flow Per Unit	10%		8.33%	20%		16.67%	30%		33.33%	40%		66.67%

Distribution Coverage ratio	0.70	x	8.33%	0.80	x	16.67%	1.00	x	33.33%	1.20	x	66.67%

Potential Payout			25%			50%			100%			200%

        The Committee determined that given the fact that the Company is a relatively new public company, the three metrics above should be weighted equally with no individual factor given more importance or weight than the others.

        The other 50% of the target award opportunity was based on our achievement of the following qualitative objectives:

  a)
  Build an executive leadership team;

  b)
  Establish the integration of assets and personnel as a core competency;

  c)
  Design and implement a comprehensive compensation system;

  d)
  Establish and implement a performance management succession planning process;

  e)
  Design and implement effective compliance and internal controls programs;

  f)
  Establish business planning/budgeting, performance tracking and financial reporting capability; and

  g)
  Restructure our debt position.

  Actual Results

        Upon completion of the fiscal year, the Committee assessed our performance for each quantitative objective under the Performance Matrix comparing the actual fiscal year results to the pre-determined targets for each objective and an overall percentage amount was calculated for the quantitative portion of the target award opportunity. Actual results for 2007 were as follows:

	Actual

	Result		Weighting

Total Unitholder Return	-14%		—%

Distributable Cash Flow Per Unit	40%		67%

Distribution Coverage Ratio	1.06	x	43%

Potential Payout			110%

        The Committee then reviewed our performance relative to the qualitative objectives under the Performance Matrix and based on that review determined that we achieved substantially all the qualitative objectives, thus 100% of the target award opportunity available from the qualitative portion was appropriate. As illustrated by the table above, the potential payout under the Performance Matrix was 110%; however, using its discretion to alter the final percentages, the Committee decided to weight the negative Total Unitholder Return at -10% and determined that an overall award of 100% of each Named Officer's target was appropriate. Because the Committee believes that company performance is a reflection of officer performance in total, it does not consider each Named Officer's individual performance in setting the overall EICP target award. Each Named Officer, other than Mr. Walker, received 100% of his or her target EICP award (for example, Mr. Linn received an award of 125% of his base salary). As described above, Mr. Walker's bonus target was set at 65%. Based on the guaranteed minimum bonus of $125,000 in his employment agreement and the Committee's desire to award all executive officers that are senior vice presidents at approximately the same level, his actual EICP award was approximately 74% of his 2007 base salary.

Long-Term Incentive Compensation

        Our LTIP encourages participants to focus on our long-term performance and provides an opportunity for executive officers and other employees to increase their stake in our company through grants of our units based on a three-year performance period. Long-term incentive awards benefit us by:

  •
  enhancing the link between the creation of unitholder value and long-term executive incentive compensation;

  •
  providing an opportunity for increased equity ownership by executives; and

  •
  maintaining competitive levels of total compensation.

        Certain equity awards granted to our Named Officers during 2007 were granted in accordance with the terms of their employment agreements. For a summary of the material terms of the employment agreements, please read "Narrative Disclosure to the 2007 Summary Compensation Table." In determining the size of the January 2008 LTIP grants, the Committee set the total value such that 1) each Named Officer's LTIP award would fall between the median and 75th percentile of similarly situated executives in our 2007 peer group, and 2) total direct compensation paid to each Named Officer remained targeted to be at the median level of the peer group.

        In determining the allocation between restricted units and options, the Committee considered our peer companies allocations and determined based on that review to use a ratio of 20% of total value in options and 80% in restricted unit grants. It is the Committee's view that restricted units provide some immediate value in the form of quarterly distributions to the officer during periods of unit price volatility, whereas options provide long-term incentive but may do little to immediately retain and motivate officers when the current value of our units is less than the option exercise price. Because our named officers receive distributions on vested and unvested units at the same rate as all our unitholders, the Committee believes that restricted units closely align management's interests with those of our unitholders, by providing incentive to maintain or increase the level of distributions. The committee considered the relative value of an option award, based on expected present value on the date of grant, versus that of a restricted unit award and determined that a greater number of options must be granted relative to restricted units to achieve the requisite 20% of total value of the LTIP award. For example, Mr. Linn was granted 166,700 options and 67,800 restricted units.

  Restricted Unit Awards

        Generally, restricted units vest over three years, and may contain such terms as the Committee shall determine, including the period over which restricted units and distributions related to such units will vest.

For our Named Officers, our Executive Restricted Unit Grant Agreement provides for vesting in equal installments over three years and provides that upon termination of employment with us (a) other than for Cause, (b) by the officer with Good Reason, or (c) by reason of death, Disability or retirement (as those terms are defined herein under the section titled "Payments Made Upon Termination Without Cause or For Good Reason"), all restrictions lapse and the grant immediately vests in full.

        Participants, including Named Officers, who receive restricted unit grants under the LTIP receive quarterly distributions on all the units awarded (whether vested or unvested), with the units being retained in our custody and subject to restrictions on sale or transfer until vested. The Committee considers the receipt of quarterly distributions when determining the allocation of long-term incentive compensation between restricted units and options, but does not include amounts received from cash distributions in its calculations of total direct compensation.

  Option Awards

        Options are awarded at the NASDAQ closing price of our units on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of our units on the grant date, nor has it granted options which are priced on a date other than the grant date.

        With certain exceptions resulting from specific employment agreement provisions, Named Officer options granted by the Committee vest in equal installments over the first three years of the ten-year option term, with the vesting date scheduled in January of each year. Upon termination of the Named Officer's employment with us (a) other than for Cause, (b) by the grantee with Good Reason, or (c) by reason of death, Disability or retirement (as those terms are defined herein under the section titled "Payments Made Upon Termination Without Cause or For Good Reason"), the option grant automatically and immediately vests in full. Prior to the exercise of a unit option, the holder has no rights as a unitholder with respect to the units subject to such unit option, including voting rights or the right to receive distributions.

Retirement and Other Benefits

  Termination Arrangements and Change in Control Provisions

        We maintain employment agreements with our Named Officers to ensure their continued service during the term of the agreement. These agreements are described in more detail elsewhere in this Proxy Statement. Please read "Narrative Disclosure to the 2007 Summary Compensation Table." These agreements provide for severance compensation to be paid if the officer's employment is terminated under certain conditions, such as following a change in control, involuntary termination, termination by us for "cause," death or disability, each as defined in the applicable agreement.

        The employment and other compensatory agreements between us and our Named Officers and the related severance provisions are designed to meet the following objectives:

  •
  Change in Control.    In certain scenarios, a merger or acquisition of the company by another person may be in the best interests of our unitholders. We provide severance compensation to certain executive officers if the officer's employment is terminated following a change in control transaction to promote the ability of the officer to act in the best interests of our unitholders even though his or her employment could be terminated as a result of the transaction.

  •
  Termination without Cause.    If we terminate the employment of certain executive officers "without cause" as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in "Potential Payments Upon Termination or Change in Control" below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, nonsolicitation and non-compete provisions ranging from 1 to 2 years after termination. Both parties have mutually agreed to severance terms that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the company and its unitholders.

  Perquisites

        We believe in a simple, straight-forward compensation program and as such, Named Officers are not provided unique perquisites or other personal benefits. The Committee periodically reviews our charitable contributions, the use of aircraft, vehicles and potential perquisites that could result in personal benefits to our Named Officers. Rather than provide incremental compensation through perquisites, all of our employees, including our Named Officers, pay all incremental costs for any personal use of our aircraft. Consistent with the Committee's strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 for any of our Named Officers, except for a $10,000 matching charitable contribution that we have determined may have provided an indirect, personal benefit to one of our Named Officers.

  Retirement Savings Plan

        All employees, including our Named Officers, may participate in our Retirement Savings Plan, or 401(k) Plan. We provide this plan to help our employees save for retirement in a tax-efficient manner. Employees, including Named Officers, can contribute the maximum amount allowed by law. We currently make a matching contribution equal to 100% of the first 4% of eligible compensation contributed by the employee on a before-tax basis. As contributions are made throughout the year, plan participants become fully vested in the amounts contributed.

  Nondiscriminatory Health and Welfare Benefits

        All eligible employees, including our Named Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Tax and Accounting Implications

Deductibility of Executive Compensation

        As part of its role, the Committee reviews and considers the deductibility of executive compensation. We believe that certain unit grants awarded pursuant to performance incentives related to the completion of our initial public offering are generally nondeductible for federal income tax purposes. We believe all other compensation under the applicable Internal Revenue Service regulations is deductible. However, in certain situations, the Committee may approve compensation that will not meet these regulations in order to ensure competitive levels of total compensation for our executive officers and may incur costs that are not deductible for federal income tax reporting purposes.

Accounting for Unit-Based Compensation

        We account for unit-based payments for all awards under our LTIP in accordance with the requirements of SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). The Committee reviews the SFAS 123(R) grant date value in connection with granting equity awards.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted By:
Compensation Committee
Jeffrey C. Swoveland, Chair Terrence S. Jacobs George A. Alcorn Joseph P. McCoy

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

2007 SUMMARY COMPENSATION TABLE

        The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers for the fiscal year ended December 31, 2007 (the "Named Officers").

(a) Name and Principal Position	(b) Year	(c) Salary ($)(1)		(d) Bonus ($)(2)		(e) Unit Awards ($)(3)		(f) Option Awards ($)(3)		(g) Non-Equity Incentive Plan Compensation ($)(4)		(h) Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	(i) All other Compensation ($)(6)			(j) Total ($)

Michael C. Linn Chairman and Chief Executive Officer	2007 2006	$ $	350,000 1	$	— 1,000,000	$ $	2,097,662 12,593,843	$ $	426,517 126,161	$ $	440,000 500,000	n/a n/a		$9,000 —		$ $	3,323,179 14,220,005

Mark E. Ellis President and Chief Operating Officer	2007 2006	$ $	250,000 10,417	$	— 250,000	$ $	2,396,000 3,218,000	$ $	113,332 83,002		$250,000 —	n/a n/a		$9,000 —		$ $	3,018,332 3,561,419

Kolja Rockov Executive Vice President and Chief Financial Officer	2007 2006	$ $	275,000 200,000	$	— 900,000	$ $	3,993,377 4,844,059	$ $	358,651 126,161	$ $	235,000 1,500,000	n/a n/a	$ $	19,000 8,400	(7)	$ $	4,881,027 7,578,620

Lisa D. Anderson Senior Vice President and Chief Accounting Officer	2007 2006	$ $	183,332 80,208	$	— 225,000	$ $	566,874 188,771	$ $	115,154 25,263		$130,000 —	n/a n/a	$ $	9,000 1,750		$ $	1,004,360 520,992

Thomas A. Lopus Senior Vice President—Eastern Operations	2007 2006	$ $	175,000 131,250	$	— 125,000	$ $	286,610 93,217	$ $	137,047 49,229		$115,000 —	n/a n/a	$ $	9,000 5,250		$ $	722,657 403,946

Arden L. Walker, Jr. Senior Vice President—Operations and Chief Engineer	2007 2006		$159,183 —		$268,000 —		— —		— —		$130,000 —	n/a n/a		$101,832 —			$659,015 —

(1)
Mr. Ellis joined our company in December 2006; Ms. Anderson joined our company in July 2006; Mr. Walker joined our company in February 2007.

(2)
Except for Mr. Walker, represents cash awards under our EICP program for 2006 performance that were paid in 2007. Bonuses for 2006 performance were not based on performance targets that were pre-established and communicated to the Named Officers; for 2007 and beyond, awards under our EICP program are based on pre-established and communicated targets, thus will be identified in column (g) as Non-Equity Incentive Plan Compensation. Mr. Walker's amount for 2007 includes a) $185,000 in recruiting and relocation bonuses paid to him upon his joining our company in 2007 and b) $83,000, which represents the cash value of distributions on restricted units that were awarded under his employment agreement but not formally approved until January 2008 (see note (3) below).

(3)
The amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 in accordance with SFAS 123(R) of awards pursuant to the LTIP and thus include amounts from awards granted by the Compensation Committee prior to or during 2007. Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007. In connection with entry into his employment agreement, Mr. Walker was granted 50,000 restricted units and 50,000 options. Because the employment agreement was not formally approved by the Compensation Committee until January 2008, the awards are not considered granted until that date for purposes of SFAS 123(R); thus the grant date fair value is not included in the summary compensation table.

(4)
The amounts in column (g) reflect the cash awards approved by the Compensation Committee under our EICP for performance in 2007. These amounts are not actually paid until March 2008.

(5)
No pension or deferred compensation plans are provided for our named executive offers.

(6)
The amount shown in column (i) reflects matching contributions allocated by us to each of our Named Officers pursuant to the Retirement Savings Plan (which is more fully described on page 25 under the heading "Retirement and Other Benefits"); in addition the amount shown for Mr. Walker includes reimbursements for relocation costs in connection with his recruitment to our company.

  Distributions paid during 2007 on issued, but unvested units pursuant to the equity awards are not shown in column (i) because the fair value shown in column (e) reflects the value of distributions. Distributions are paid to our Named Officers at the same rate as all unitholders, currently $2.52 per unit on an annualized basis. Distributions paid in 2006 and 2007 are shown below.

Named Officer	2007	2006

Michael C. Linn	$327,000	—

Mark E. Ellis	$218,000	$263,012

Kolja Rockov	$554,712	—

Lisa D. Anderson	$105,368	$41,500

Thomas A. Lopus	$65,233	$16,600

Arden A. Walker	—	—

(7)
We generally do not provide perquisites and other personal benefits exceeding a value of $10,000 to any Named Officer; however, we make charitable contributions supporting the industry, communities and schools in the areas in which we operate and work. One such contribution of $10,000 benefited the local private school that Mr. Rockov's children attend, which we deemed an indirect perquisite to Mr. Rockov.

Narrative Disclosure to the 2007 Summary Compensation Table

  Mr. Linn

        We have entered into an employment agreement with Michael C. Linn, our Chairman and Chief Executive Officer, effective upon the closing of our initial public offering on January 19, 2006. Mr. Linn's employment agreement provides for an annual base salary of $1.00 for the first 12 months and a minimum $250,000 thereafter, subject to annual increase. Mr. Linn's employment agreement also provides for incentive compensation payable at the discretion of our Board. In addition, under his employment agreement, Mr. Linn received, upon completion of our initial public offering, an option to purchase 111,250 units at an exercise price of $21.00 per unit and a one-time cash bonus in the amount of $500,000. The unit option award vests in three equal annual installments and is subject to all provisions of our LTIP, and as such will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Linn's death or disability. Mr. Linn also received an award of 625,781 units on the first anniversary of the completion of our initial public offering (January 20, 2007), which was fully vested at issuance. Under the LTIP and the related grant agreement, Mr. Linn receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Mr. Linn's employment agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with our business for up to two years following his date of termination, except if Mr. Linn's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

  Mr. Ellis

        We entered into an employment agreement effective December 18, 2006 with Mark E. Ellis, our President and Chief Operating Officer. Mr. Ellis' employment agreement provides for an annual base salary of $250,000 for 2006 and, beginning December 2007, $300,000, subject to annual increase thereafter, plus a guaranteed cash bonus of not less than his current salary for the fiscal year ending December 31,

2007 and 2008, and incentive compensation payable at the discretion of our Board for the remainder of the term of employment. In addition, under his employment agreement, Mr. Ellis received upon the effective date of his agreement, a grant of an aggregate 200,000 restricted units, an option to purchase 50,000 units at an exercise price of $32.18 per unit, and a one-time cash bonus in the amount of $250,000 paid in January 2007. The restricted unit award and the unit option award vests one half on January 1, 2007 with the remaining units vesting in equal installments over two years beginning January 1, 2008. In accordance with his employment agreement, Mr. Ellis also received in December 2007 an additional 100,000 restricted units and an option to purchase 50,000 units at an exercise price of $23.61, each of which vests in three equal annual installments. The restricted units and the unit option awards are subject to all provisions of our LTIP, and as such will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Ellis' death or disability. Under the LTIP and the related grant agreement, Mr. Ellis receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Mr. Ellis's employment agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with our business for up to one year following his date of termination, except if Mr. Ellis's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

  Mr. Rockov

        We entered into an employment agreement effective September 15, 2005 with Kolja Rockov, our Executive Vice President and Chief Financial Officer. Mr. Rockov's employment agreement provides for an annual base salary of $200,000 subject to annual increase, plus a guaranteed cash bonus of not less than $100,000 for the fiscal year ending December 31, 2005, and incentive compensation payable at the discretion of our Board for the remainder of the term of employment. In addition, under his employment agreement, Mr. Rockov received, upon completion of our initial public offering, a grant of an aggregate 343,364 units of which 114,455 were immediately vested and 228,909 represented a restricted unit award, an option to purchase 111,250 units at an exercise price of $21.00 per unit, and a one-time cash bonus in the amount of $1.5 million. The restricted unit award vested in equal installments over two years and is now fully vested. The unit option award vests in equal annual installments over three years. The restricted units and the unit option awards are subject to all provisions of our LTIP, and as such will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Rockov's death or disability. Under the LTIP and the related grant agreement, Mr. Rockov receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Mr. Rockov's employment agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with our business for up to two years following his date of termination, except if Mr. Rockov's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

  Ms. Anderson

        We entered into an employment agreement effective as of July 17, 2006 with Lisa D. Anderson, our Senior Vice President and Chief Accounting Officer. Ms. Anderson's employment agreement provides for an annual base salary of $175,000 subject to annual increase, plus a guaranteed cash bonus of not less than $62,500 for the calendar year ending December 31, 2006 and $125,000 for the calendar year ending December 31, 2007, and incentive compensation payable at the discretion of our Board for the remainder of the term of employment. In addition, under her employment agreement, Ms. Anderson received, upon the effective date of her agreement, a grant of an aggregate 50,000 restricted units, an option to purchase 50,000 units at an exercise price of $20.25 per unit, and a one-time cash bonus in the amount of $100,000. The restricted unit award and the unit option award vests one third on January 1, 2007 with the remaining units vesting in equal installments over two years beginning January 1, 2008. The restricted unit and the unit option awards are subject to all provisions of our LTIP, and as such will vest in full upon a change of control or a termination without cause, with good reason or upon Ms. Anderson' death or disability. Under the LTIP and the related grant agreement, Ms. Anderson receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Ms. Anderson's employment agreement contains certain confidentiality and non-compete obligations that restrict her ability to compete with our business for up to two years following her date of termination, except if Ms. Anderson's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

  Mr. Lopus

        We entered into an employment agreement with Thomas A. Lopus on April 3, 2006. Mr. Lopus' employment agreement provides for an annual base salary of $175,000 subject to annual increase. Mr. Lopus' employment agreement also provides for a guaranteed bonus in 2006 of not less than $125,000 and thereafter, incentive compensation payable at the discretion of our Board. In addition, under Mr. Lopus' employment agreement he is entitled to receive:

  •
  an option to purchase 50,000 units at an exercise price of $19.74 per unit subject to a service based three-year vesting schedule;

  •
  a second option to purchase 25,000 units at an exercise price of $19.74 per unit subject to a specified service requirement and a performance based vesting schedule; and

  •
  a grant of 20,000 restricted units subject to a specified service requirement and a performance based vesting schedule.

        The service based option vests in equal annual installments over three years and will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Lopus' death or disability.

        The performance based unit option award and restricted unit grant (the "Performance Awards") vest upon the later of the date the performance goal for each tier is achieved, and the date of the required service period for each tier set forth in the third column of the following schedule:

Tier	Performance Goal Company's annualized distribution rate is at least:	Service Period

Tier A	$1.92 per unit	March 31, 2007

Tier B	$2.30 per unit	March 31, 2008

Tier C	$2.76 per unit	March 31, 2009

        In the event the performance goal applicable to a particular tier is not met on or before December 31, 2009, that tier shall be forfeited as of December 31, 2009. Upon a change of control or a termination without cause, with good reason or upon Mr. Lopus' death or disability, the Performance Awards vest to the extent that the applicable performance goals set have been met with respect to each tier on or before the date of termination. Under the LTIP and the related grant agreement, Mr. Lopus receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Mr. Lopus's employment agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with our business for up to two years following his date of termination, except if Mr. Lopus's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

  Mr. Walker

        We entered into an employment agreement effective as of February 7, 2007 with Arden L. Walker, Jr., our Senior Vice President-Operations and Chief Engineer. Mr. Walker's employment agreement provides for an annual base salary of $175,000, subject to annual increase, plus a guaranteed cash bonus of not less than $125,000 for the fiscal year ended December 31, 2007, and incentive compensation payable at the discretion of our Board for the remainder of the term of employment. He also received a one-time bonus of $175,000 payable within 30 days of the effective date of the agreement. In addition, Mr. Walker received, upon the effective date of his agreement, a grant of an aggregate 50,000 restricted units, an option to purchase 50,000 units at an exercise price of $33.00 per unit. The restricted unit award and the unit option award vests in three equal installments beginning in February 2008. The restricted unit and the unit option awards are subject to all provisions of our LTIP, and as such will vest in full upon a change of control or a termination without cause, with good reason or upon Mr. Walker's death or disability. Under the LTIP and the related grant agreement, Mr. Walker receives distributions payable on all vested and unvested restricted units at the same rate as that paid to all unitholders, currently $2.52 per unit on an annualized basis.

        Mr. Walker's employment agreement contains certain confidentiality and non-compete obligations that restrict his ability to compete with our business for up to one year following his date of termination, except if Mr. Walker's employment is terminated within one year following a change of control of the company (as defined in the agreement), in which case the non-compete obligations do not apply.

2007 GRANTS OF PLAN BASED AWARDS

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
							(h) All Other Option Awards; Number of Securities Underlying Options (#)
						(g) All Other Unit Awards; Number of Units (#)			(j) Grant Date Fair Value of Unit and Option Awards ($)(4)
								(i) Exercise or Base Price of Option Awards ($/sh)
	(b) Committee or Board Approval Date
(a) Name		(c) Grant Date	(d) Threshold (#)	(e) Target (#)	(f) Maximum (#)

Michael C. Linn	1/19/2007	1/19/2007				150,000				$4,852,500

Mark E. Ellis(2)	11/20/2006 11/20/2006	12/18/2007 12/18/2007				100,000	50,000	$23.61	$ $	2,361,000 129,500

Kolja Rockov	1/19/2007	1/19/2007				140,000				$4,529,000

Lisa D. Anderson	1/19/2007	1/19/2007				15,000				$485,250

Thomas A. Lopus	1/19/2007	1/19/2007				15,000				$485,250

Arden L. Walker, Jr.(3)

(1)
In addition, the Committee approved the following option grants to our Named Officers on January 29, 2008:

Executive	Option Award	Exercise Price	Value at Grant Date

Michael C. Linn	166,700	$21.70	$333,400

Mark E. Ellis	125,000	$21.70	$250,000

Kolia Rockov	83,350	$21.70	$166,700

Lisa D. Anderson	37,500	$21.70	$75,000

Thomas A. Lopus	16,700	$21.70	$33,400

Arden L. Walker, Jr.	45,850	$21.70	$91,700

  Subject to unitholder approval of the LTIP Amendment Proposal, the Compensation Committee also approved certain restricted unit grants to our Named Officers on January 29, 2008 (see page 15, "Benefits under the LTIP for 2007").

(2)
The awards granted to Mr. Ellis in 2007 were approved by the Compensation Committee in November 2006 in connection with his entry into his employment agreement with us.

(3)
In connection with entry into his employment agreement during 2007, Mr. Walker was granted 50,000 restricted units and 50,000 options. Because the employment agreement was not formally approved by the Compensation Committee until January 2008, the awards are not considered granted until that date for purposes of SFAS 123(R); thus the grants are not included in the 2007 grants of plan based awards table.

(4)
The amounts shown in column (j) represent the grant date fair value for each award under SFAS 123(R). Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards					Unit Awards

Name	Units Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date(1)	Number of Units That Have Not Vested (#)	Market Value of Unvested Units ($)(2)		Equity Incentive Plan Awards Number of Unearned Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(2)

Michael C. Linn(3) Michael C. Linn(4) Michael C. Linn(5)	37,083 41,666	74,167 83,334	$ $	21.00 27.94	1/19/2016 12/6/2016	150,000		$3,754,500

Mark E. Ellis(6) Mark E. Ellis(7) Mark E. Ellis(8) Mark E. Ellis(9)	16,666	33,334 50,000	$ $	32.18 23.61	12/18/2016 12/18/2017	100,000 100,000	$ $	2,503,000 2,503,000

Kolja Rockov(3) Kolja Rockov(10) Kolja Rockov(4) Kolja Rockov(5)	37,083 28,333	74,167 56,667	$ $	21.00 27.94	1/19/2016 12/6/2016	114,456 140,000	$ $	2,864,834 3,504,200

Lisa D. Anderson(6) Lisa D. Anderson(11) Lisa D. Anderson(4) Lisa D. Anderson(5)	16,666 6,666	33,334 13,334	$ $	20.25 27.94	7/17/2016 12/6/2016	33,334 15,000	$ $	834,350 375,450

Thomas A. Lopus(12) Thomas A. Lopus(13) Thomas A. Lopus(14) Thomas A. Lopus(4) Thomas A. Lopus(5)	16,666 8,333 6,666	33,334 16,667 13,334	$ $ $	19.74 19.74 27.94	4/13/2016 4/13/2016 12/6/2016	15,000		$375,450	13,333	$333,725

Arden L. Walker, Jr.(15)

(1)
Options expire ten years from date of grant.

(2)
Based on the closing sales price of our common units on December 31, 2007 of $25.03.

(3)
Unit option grants vest in three equal installments beginning on January 19, 2006.

(4)
Unit option grants vest in three equal installments beginning on December 6, 2006;

(5)
Restricted units awards vest in three equal installments beginning on January 19, 2007.

(6)
Unit option grants vest in three equal installments beginning December 18, 2006.

(7)
Restricted unit awards vest in two equal installments beginning January 1, 2007.

(8)
Unit option grants vest in three equal installments beginning December 18, 2007.

(9)
Restricted unit awards vest in three equal installments beginning on December 18, 2007.

(10)
Restricted unit awards vest in two equal installments beginning January 19, 2006.

(11)
Restricted unit awards vest in three equal installments beginning July 17, 2006.

(12)
Unit option grants vest in three equal installments beginning April 13, 2006.

(13)
Unit options were granted on April 13, 2006 and vest in three installments beginning on that date. Each tier vests on the later of a) the date of the achievement of the applicable performance goal or b) the date of the required service period for that tier (March 31, 2007, March 31, 2008 and March 31, 2009, respectively).

(14)
Restricted unit awards were granted on April 13, 2006 and vest in three tiers beginning on that date. Each tier vests on the later of a) the date of the achievement of the applicable performance goal or b) the date of the required service period for that tier (March 31, 2007, March 31, 2008 and March 31, 2009, respectively).

(15)
In connection with entry into his employment agreement, Mr. Walker was granted 50,000 restricted units and 50,000 options. Because the employment agreement was not formally approved by the Compensation Committee until January 2008, the awards are not considered granted until that date for purposes of SFAS 123(R); thus the grants are not included in the Outstanding Equity Awards at December 31, 2007.

2007 OPTION EXERCISES AND UNITS VESTED

        None of our Named Officers exercised any stock options during 2007.

	Option Awards		Unit Awards

(a) Name	(b) Number of Units Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Units Acquired on Vesting (#)	(e) Value Realized on Vesting(2) ($)

Michael C. Linn(1)	—	—	399,220	$20,300,336

Mark E. Ellis	—	—	100,000	$3,194,000

Kolja Rockov	—	—	114,455	$3,661,415

Lisa D. Anderson	—	—	16,666	$532,333

Thomas A. Lopus	—	—	6,667	$232,778

Arden L. Walker, Jr.	—	—	—	—

(1)
Upon vesting, Mr. Linn retired 226,561 units to satisfy federal payroll tax withholding requirements.

(2)
The value realized represents the total fair market value of the units on the vesting date reported as earned compensation during 2007.

PENSION BENEFITS

        We do not provide pension benefits for our Named Officers or other employees. Retirement benefits are provided through the Retirement Savings Plan, as discussed previously.

NON-QUALIFIED DEFERRED COMPENSATION

        We do not have a non-qualified deferred compensation plan and as such, no compensation has been deferred by our Named Officers or our other employees. The Savings Plan is a 401(k) deferred compensation arrangement and a qualified plan under section 401(a) of the Internal Revenue Code (the "Code").

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination

        Regardless of the manner in which a Named Officer's employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

  •
  earned, but unpaid base salary;

  •
  non-equity incentive compensation earned during the fiscal year;

  •
  unused vacation pay; and

  •
  amounts contributed and vested through our Savings Plan.

Payments Made Upon Termination Without Cause or for Good Reason

        In addition to the payments described above, in the event of termination by us other than for "Cause" or termination by the executive for "Good Reason", generally each Named Officer's employment agreement provides for severance payments equal to at least one year of the Named Officer's base salary payable in 12 monthly installments if the qualifying termination occurs prior to the Named Officer's anniversary of employment with us, and, thereafter, 24 monthly installments at the Named Officer's highest base salary in effect at any time during the 36 months prior to the date of the qualifying termination. Mr. Lopus's severance is subject to the achievement of certain performance metrics as described below. We will also bear the full cost of the Named Officer's COBRA continuation coverage for such period as such coverage is required to be continued under applicable law. The footnotes to the table below describes each Named Officer's specific severance payments.

        In addition, in the event of termination by us other than for "Cause" or termination by the Named Officer for "Good Reason," all outstanding restricted unit and the unit option awards will vest in full.

        We will have "Cause" to terminate a Named Officer's employment under his or her respective agreement by reason of any of the following: (i) the Named Officer's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to us or any of our direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) the Named Officer's repeated intoxication by alcohol or drugs during the performance of his duties; (iii) malfeasance in the conduct of the Named Officer's duties, including, but not limited to, (A) willful and intentional misuse or diversion of any of the related parties' funds, (B) embezzlement or (C) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to us or our direct or indirect subsidiaries; (iv) the Named Officer's material failure to perform the duties of the executive officer's employment consistent with executive officer's position, expressly including the provisions of the employment agreement, or material failure to follow or comply with the reasonable and lawful written directives of the Board; (v) a material breach of the employment agreement; or (vi) a material breach by the Named Officer of our written policies concerning employee discrimination or harassment.

        "Good Reason" means any of the following to which the Named Officer will not consent in writing: (i) a reduction in the Named Officer's base salary; (ii) a relocation of the Named Officer's primary place of employment to a location more than 50 miles from the city of such primary place of employment; or, in some cases, (iii) any material reduction in the Named Officer's title, authority or responsibilities.

Payments Made Upon Death or Disability

        In the event of the death or "Disability" of a Named Officer, he or she will receive amounts earned (but unpaid) during his term of employment as described above. In addition, upon the death or "Disability" of a Named Officer all outstanding restricted units and unit option awards will vest in full.

        "Disability" means the determination by a physician selected by us that the Named Officer has been unable to perform substantially the Named Officer's usual and customary duties under their agreement for a period of at least one hundred twenty (120) consecutive days or a non-consecutive period of one hundred eighty (180) days during any twelve-month period as a result of incapacity due to mental or physical illness or disease. At any time and from time to time, upon reasonable request therefore by us, the Named Officer will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability.

Payments Made Upon a Termination Following a Change of Control

        Our LTIP and the employment agreements with each Named Officer provide certain benefits if his or her employment is terminated within one year following a "Change of Control" (other than termination by us for "Cause" or by reason of death or "Disability").

        In addition to the earned benefits and amounts listed under the heading "Payments Made Upon Termination", the Named Officer (except as set forth in the table below) will receive:

  •
  a lump sum severance payment of up to three times the sum of the Named Officer's base salary and the highest annual bonus earned by the Named Officer pursuant to the incentive compensation plans maintained by us in any of the three prior fiscal years (Mr. Lopus's severance is subject to the achievement of certain performance metrics as described below);

  •
  a lump sum amount representing a pro rata portion of any incentive compensation earned by the Named Officer through the date of termination, assuming achievement of the target level of the performance goals;

  •
  COBRA continuation coverage as described above upon a termination without "Cause" or for "Good Reason."

  •
  the Named Officer may receive, if approved by the Board an amount equal to the excise tax charged to the Named Officer as a result of the receipt of any change of control payments.

  •
  all restricted unit and unit options awards held by the Named Officer will automatically vest and become exercisable.

        With respect to the definition of "Change of Control", each of the Named Officers' employment agreements are substantially similar. A "Change of Control" is deemed to occur upon:

  (i)
  the acquisition by any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or an Affiliate of the Company, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our company representing more than 35% of the combined voting power of our then outstanding securities entitled to vote generally in the election of our directors; or

  (ii)
  the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were the members of our company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

  (iii)
  the sale, lease or disposition (in one or a series of related transactions) by us of all or substantially all of our assets to any person or our affiliates, other than us or our affiliates; or

  (iv)
  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of our company as of the effective date of the initial public offering of our equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, or (C) are among the five original independent directors of our company, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

  (v)
  the approval by the Board or the members of our company of a complete or substantially complete liquidation or dissolution of our company.

Excise Taxes

        If any benefits payable or otherwise provided under each Named Officer's employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Board may, in its sole discretion, provide for the payment of, or otherwise reimburse the executive for, an amount up to such Excise Tax and any related taxes, fees or penalties thereon as the Board may consider to be customary and appropriate for a comparable public company.

Non-Competition Provisions

        The non-competition provisions of the employment agreements of each of the Named Officers are described above in the section of the Proxy Statement titled "Narrative Disclosure to the 2007 Summary Compensation Table."

Quantification of Payments on Termination

        The chart below reflects the amount of compensation to each of our Named Officers in the event of termination of such executive's employment pursuant to his employment agreement and our LTIP. The amount of compensation payable to each Named Officer upon voluntary termination with "Good Reason," involuntary termination other than for "Cause," termination following a "Change of Control" and the occurrence of the "Disability" or death of the executive is shown below. The amounts shown are calculated assuming that such termination was effective as of December 31, 2007, and thus include amounts earned through such time (other than amounts payable pursuant to our Savings Plan) and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the Named Officer's actual separation from us.

Name and Reason for Termination	Severance Pay(3)	Bonus(5)	Health Benefits	Pro Rata Performance Units at Target	Early Vesting of Equity Awards(a)	Estimated Tax Gross Up	Total
Michael C. Linn(1)
Without cause or by employee for good reason	$700,000	—	$16,908	—	$4,053,393	—	$4,770,301
Change of Control	$1,050,000	—	$16,908	—	$4,053,393	$777,660	$5,897,961
Disability or Death	—	—	—	—	$4,053,393	—	$4,053,393
Mark E. Ellis(2)
Without cause or by employee for good reason	$500,000	$250,000	$16,908	—	$5,006,000	—	$5,772,908
Change of Control	$500,000	$250,000	$16,908	—	$5,006,000	$716,256	$6,489,164
Disability or Death	—	$250,000	—	—	$5,006,000	—	$5,256,000
Kolja Rockov(1)
Without cause or by employee for good reason	$550,000	—	$16,908	—	$6,667,927	—	$7,234,835
Change of Control	$825,000	—	$16,908	—	$6,667,927	$648,826	$8,158,661
Disability or Death	—	—	—	—	$6,667,927	—	$6,667,927
Lisa D. Anderson(2)
Without cause or by employee for good reason	$400,000	$125,000	$5,395	—	$1,369,137	—	$1,899,532
Change of Control	$400,000	$125,000	$5,395	—	$1,369,137	—	$1,899,532
Disability or Death	—	$125,000	—	—	$1,369,137	—	$1,494,137
Thomas A. Lopus(3)
Without cause, for good reason or disability	$350,000	—	$16,908	$210,117	$548,453	—	$1,125,478
Change of Control	$350,000	—	$16,908	$210,117	$548,453	$220,594	$1,346,072
Disability or Death	—	—	—	$210,117	$548,453	—	$758,570
Arden L. Walker, Jr.(4)
Without cause, for good reason or disability	$175,000	$125,000	$16,908	—	$1,251,500	—	$1,568,408
Change of Control	$175,000	$125,000	$16,908	—	$1,251,500	—	$1,568,408
Disability or Death	—	$125,000	—	—	$1,251,500	—	$1,376,500

(a)
Closing price of units on December 31, 2007 was $25.03. All awards under the LTIP fully vest upon termination without cause, good reason, disability or a change of control (as each is defined in the respective employment agreements).

(1)
Messrs. Linn and Rockov's employment agreements each provide for a severance payment of two times his annual base salary in the event of termination without cause or by employee for good reason and three times his current annual base salary in the event of termination within one year following a change of control.

(2)
Mr. Ellis's and Ms. Anderson's employment agreements each provide for a severance payment of two times his or her annual base salary in the event of termination without cause, by employee for good reason or termination within one year following a change of control.

(3)
Mr. Lopus' employment agreement provides for a severance payment of two times his annual base salary in the event of termination without cause or by employee for good reason. The agreement further provides that if he were to be terminated within one year following a change of control, he would be entitled to a severance payment of two times his annual base salary for a termination is on or after April 3, 2007 and the Company's annualized distribution rate at the time of the change of control is at least $2.30 per unit, three times his highest base salary if on or after April 3, 2008 and before December 31, 2009 and the Company's annualized distribution rate at the time of the "Change of Control" is at least $2.76 per unit or up to three times his highest base salary if on or after December 31, 2009 depending upon whether or not the foregoing specified annual distribution rates were achieved by the Company in the specified time periods set forth above. Assuming he was terminated following change of control on December 31, 2007, Mr. Lopus would have received a severance payment of two times his annual salary.

  Mr. Lopus' restricted units and options that are subject to achievement of performance metrics vest upon termination without cause, good reason or change of control to the extent such performance metric is achieved at such time.

(4)
Mr. Walker's employment agreement provides for a severance payment of one times his annual salary for termination without cause, by employee for good reason or termination within one year following a change of control if such termination takes place prior to anniversary of the effective date of each agreement. Mr. Walker's agreement was effective February 7, 2007.

(5)
The amounts listed under Bonus include only guaranteed bonuses under the Named Officer's employment agreement; thus do not include bonuses for 2007 performance that were awarded in January 2008.

DIRECTOR COMPENSATION

        We use a combination of cash and unit-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of our Board.

        Annual Retainer and Fees.    Currently and beginning with the 2007 Annual Meeting, each independent director (as determined by our Board of Directors pursuant to applicable NASDAQ listing standards) receives the following cash compensation for serving on our Board of Directors:

  •
  An annual cash retainer of $40,000, paid in four installments quarterly;

  •
  A per meeting fee of $1,500, payable quarterly;

  •
  A per committee meeting fee of $1,000, payable quarterly;

  •
  Committee chair fees (each payable quarterly) of:

  •
  $11,000 for our Audit Committee chair;

  •
  $5,000 for our Nominating and Governance Committee chair;

  •
  $5,000 for our Compensation Committee chair.

        Prior to June 2007, the annual cash retainer was $25,000. Additionally, prior to June 2007, each independent director serving on our Audit Committee received cash compensation of $25,000, paid in four installments quarterly, and the fee for all committee chairs was $2000.

        Phantom Unit Grant.    During 2006, the Compensation Committee approved an annual award of phantom units to each of the Company's independent directors. The number of phantom units shall be determined and the award granted by the Compensation Committee at the time of each Annual Meeting of unitholders. Phantom units are granted under the Company's LTIP. Under the terms of the phantom unit grant agreement, the forfeiture restrictions on the phantom units lapse on the first anniversary of the grant date, provided that such director continues to serve on our Board on such date, or such director stood for re-election to our Board but was not elected. Additionally, if a director's service on the Board is terminated for cause at anytime after the grant date and regardless of whether the restricted period has terminated, then all phantom units awarded under the grant agreement shall be forfeited.

2007 Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to independent Directors for the fiscal year ended December 31, 2007.

(a) Name(1)	(b) Fees Earned or Paid in Cash	(c) Unit Awards ($)(2)	(d) Option Awards ($)(2)	(f) All Other Compensation ($)(3)	(g) Total ($)
George A. Alcorn	$74,269	$87,698	$14,400	$9,960	$186,327
Terrence S. Jacobs	$76,967	$87,698	$14,400	$9,960	$189,025
Jeffrey L. Swoveland	$73,769	$87,698	$14,400	$9,960	$185,827
Joseph P. McCoy	$24,801	$42,063	$—	$1,710	$68,574

(1)
Mr. Michael C. Linn, our Chairman and Chief Executive Office is not included in this table as he is not an independent director and thus receives no compensation for his service as directors. Mr. Linn is an employee of our company; his compensation is shown in the Summary Compensation Table above. Mr. McCoy joined our Board in September 2007.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) and include amounts from awards granted in 2007. The following represent outstanding unit grant awards as of December 31, 2007:

Director	Phantom Unit Awards	Value at Grant Date	Vested Phantom Units	Vested Unit Options	Exercise Price
George A. Alcorn	6,000	$182,070	3,000	10,000	$20.18
Terrence S. Jacobs	6,000	$182,070	3,000	10,000	$20.18
Jeffrey L. Swoveland	6,000	$182,070	3,000	10,000	$20.18
Joseph P. McCoy	3,000	$100,950	—	—	—
(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 for distributions paid on the phantom units reported in column (c).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of February 14, 2008, the number of units beneficially owned by: (i) each person who is known to us to beneficially own more than 5% of a class of units; (ii) the current directors and nominees of our Board of Directors; (iii) each Named Officer; and (iv) all current directors and executive officers as a group. We obtained certain information in the table from filings made with the SEC. Unless otherwise noted, each beneficial owner has sole voting power and sole investment power.

Name of Beneficial Owner	Units Beneficially Owned	Percentage of Units Beneficially Owned
Lehman Brothers Holdings Inc.(1)	14,687,228	12.9%
Leon Cooperman(2)	5,759,701	5.1%
Michael C. Linn(3)(5)	4,211,342	3.68%
Kolja Rockov(3)(6)	508,764	*
Mark E. Ellis(3)(4)	310,000	*
Lisa D. Anderson(3)(4)	65,000	*
Thomas A. Lopus(3)(4)	35,000	*
Arden L. Walker, Jr.(3)(4)	50,000	*
George A. Alcorn(3)	2,000	*
Terrence S. Jacobs(3)(7)	15,500	*
Jeffrey C. Swoveland(3)	0	*
Joseph P. McCoy(3)	0	*
All executive officers and directors as a group (12 persons)(8)	5,227,606	4.56%

*
Less than 1% of class based on 114,540,574 units outstanding as of the Record Date.

(1)
Based solely on information furnished in the Schedule 13G/A filed by Lehman Brothers Holdings Inc. with the SEC on February 13, 2008. Various direct and indirect subsidiaries of Lehman Brothers Holdings Inc. own the units such that Lehman Brothers Holdings Inc. is deemed to be the beneficial owner of such units. The address for Lehman Brothers Holdings Inc. is 745 Seventh Avenue, New York, New York 10019. Per its Schedule 13G/A, Lehman's percentage ownership is based on total units outstanding as November 2, 2007 as reported in our Form 10-Q for the quarter ended September 30, 2007.

(2)
Based solely on information furnished in the Schedule 13G filed by Leon Cooperman with the SEC on February 5, 2008. Mr. Cooperman is managing member of Omega Associates, L.L.C. Mr. Cooperman has sole voting and dispositive power over 4,145,201 units and shared voting and dispositive power over 1,614,500 units. The address for Mr. Cooperman is 88 Pine Street, Wall Street Plaza—31st Floor, New York, New York 10005. Per his Schedule 13G, Mr. Cooperman's percentage ownership is based on total units outstanding as November 2, 2007 as reported in our Form 10-Q for the quarter ended September 30, 2007.

(3)
The address of each beneficial owner, unless otherwise noted, is c/o Linn Energy, LLC, 600 Travis, Suite 5100, Houston, Texas 77002.

(4)
Includes unvested restricted Unit awards that vest in equal installments, generally over three years.

(5)
Mr. Linn has pledged approximately 3.7 million units to secure a personal line of credit.

(6)
Includes 400 Units as custodian under certain UGMA accounts for immediate family members as to which Mr. Rockov disclaims beneficial ownership. Mr. Rockov has pledged 356,000 units to secure a personal line of credit.

(7)
Includes 2,500 units owned indirectly by Mr. Jacobs as UGMA custodian for immediate family members.

(8)
Percentage ownership of executive officer and directors is based on total units outstanding as of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board of Directors. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

        We review all relationships and transactions in which our company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our annual proxy statement. In addition, our Audit Committee or Board of Directors (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, consideration is given to:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to us;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters deemed appropriate.

        Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

  Lehman Brothers Holdings, Inc.

        As of December 31, 2007, on an aggregate basis, a group of certain direct or indirect wholly owned subsidiaries of Lehman Brothers Holdings, Inc. ("Lehman") owned over 10% of our units, acquired during 2006 and 2007 in our private placements of units. As such, Lehman meets the definition of a "related person" under SEC rules. Lehman subsidiaries provide certain services to us, including participation in our credit facilities and sale of commodity derivative instruments, which were all consummated on terms equivalent to those that prevail in arm's-length transactions.

        In 2007:

  •
  We received proceeds from Lehman of approximately $378.7 million in connection with various private placements of our units;

  •
  We paid distribution on units owned by Lehman of approximately $15.2 million;

  •
  We paid Lehman underwriting fees of approximately $13.5 million;

  •
  We purchased approximately $226.3 million in oil and gas put and swap contracts from Lehman;

  •
  We paid Lehman, through the administrator of our credit facility, interest on borrowings under our credit facility of approximately $1.3 million and financing fees of approximately $0.1 million.

  Eric P. Linn

        Eric P. Linn, brother of our Chairman and Chief Executive Officer, served as President of one of our wholly owned subsidiaries. Mr. Linn was paid a base salary of $0.2 million in 2007. Effective March 31, 2008, Mr. Linn's employment with us terminated and he executed a Severance Agreement and Release. Under the terms of that agreement, Mr. Linn will receive approximately $0.2 million in cash, six months of outplacement services, accelerated vesting of his 10,000 unvested restricted units and his 13,333 unvested options (pursuant to the terms of his award agreements), and payment of his COBRA coverage until December 31, 2008 or until he obtains other comparable health care benefits.

  Penneco Oil Company

        During 2007, we paid we paid approximately $0.2 million to Penneco Oil Company for purchases of natural gas. Terrence Jacobs, one of our non-employee directors, serves as President of Penneco Oil Company, which provides ongoing leasing, marketing, exploration and drilling operations for natural gas and crude oil in Western Pennsylvania and West Virginia. These purchases represent an amount less than 5% of our consolidated gross revenues and were consummated on arm's length terms.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common units to file reports of ownership and changes in ownership concerning our common units with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the Section 16(a) filings that have been received by us, we believe that all filings required to be made under Section 16(a) during 2007 were timely made except for the following. Mark E. Ellis, our President and Chief Operating Officer, was late in reporting one grant of 100,000 restricted units granted on December 18, 2007. Mr. Ellis filed a Form 4 on January 4, 2008 reporting the transaction.

UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        Unitholders may propose matters to be presented at unitholders' meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2009 Annual Meeting

        Pursuant to rules promulgated by the SEC, any proposals of unitholders of our company intended to be presented at the Annual Meeting of Unitholders to be held in 2009 and included in our Proxy Statement and form of proxy relating to that meeting, must be received at our principal executive offices, 600 Travis, Suite 5100, Houston, Texas, 77002, no later than December 29, 2008, but no earlier than November 29, 2008. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

        In addition to the SEC rules described in the preceding paragraph, pursuant to Section 11.13 of our limited liability company agreement, only proposals of business made in accordance with the following procedures are eligible for consideration by our unitholders at an annual meeting of unitholders. Proposals eligible for consideration by our unitholders at an annual meeting of unitholders may be made only (i) by or at the direction of our Board of Directors or (ii) by any holder of units who is entitled to vote at the meeting and who complied with the following notice procedures. For proposals to be properly brought before an annual meeting by a unitholder:

            (i)  the unitholder must have given timely notice thereof in writing to our Corporate Secretary,

           (ii)  such business must be a proper matter for unitholder action under our limited liability company agreement and the Delaware Act,

          (iii)  if the unitholder, or the beneficial owner on whose behalf any such proposal is made, has provided us with a solicitation notice, such unitholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of outstanding units required under our limited liability company agreement or Delaware law to carry any such proposal, and must have included in such materials the solicitation notice, and

          (iv)  if no solicitation notice relating thereto has been timely provided, the unitholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice. Our limited liability company agreement provides that to be timely, a unitholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. For a proposal of business to be considered at the 2009 Annual Meeting of Unitholders, a unitholder's notice should be properly submitted to our Corporate Secretary at our principal executive offices, 600 Travis, Suite 5100, Houston, Texas, 77002, no later than December 29, 2008, but not earlier than November 29, 2008.

        A unitholder's notice to our Corporate Secretary must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such unitholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such unitholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units required under our limited liability company agreement or Delaware law to carry the proposal.

Nominations for 2009 Annual Meeting and for Any Special Meeting

        Pursuant to Section 11.13(b) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at a meeting of unitholders only (a) by or at the direction of our Board of Directors or (b) by any unitholder of our company: (i) who is entitled to vote at the meeting, (ii) who was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one director, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units) and (iii) who complies with the following notice procedures. All nominations, other than those made by or at the direction of our Board of Directors, must be made pursuant to timely notice in writing to our Corporate Secretary. With respect to director elections held at our Annual Meetings, our limited liability company agreement provides that to be timely, a unitholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting. For a nomination of any person for election to our Board of Directors to be considered at the 2009 Annual Meeting of Unitholders, it must be properly submitted to our Corporate Secretary at our principal executive offices, 600 Travis, Suite 5100, Houston, Texas, 77002, no later than December 29, 2008, but not earlier than November 29, 2008. Our limited liability company also provides that unitholder nominations of persons for election to our Board of Directors may be made at a special meeting of unitholders if our notice of special meeting indicates that directors are to be elected at such special meeting, provided unitholder notice of the nomination is timely. To be timely, a unitholder's notice must be delivered to our Corporate Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

        A unitholder's notice to our Corporate Secretary must set forth (a) as to each person whom the unitholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

Recommendation of Director Candidates to the Nominating and Governance Committee

        A unitholder or a group of unitholders may recommend potential candidates for consideration by the Nominating and Governance Committee by sending a written request to our Corporate Secretary not earlier than the 120th calendar day and not later than the 90th calendar day before the first anniversary of the mailing of the proxy materials in connection with the preceding year's annual meeting. Such written request must be sent to our principal executive offices, 600 Travis, Suite 5100, Houston, Texas 77002, Attn: Corporate Secretary. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. Additional information may be requested from time to time by the committee from the nominee or the unitholder or group of unitholders.

SOLICITATION AND MAILING OF PROXIES

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We have also engaged the proxy solicitor firm of Laurel Hill Advisory Group, LLC. For their services is assisting us in soliciting proxies, we expect to pay Laurel Hill approximately $8,500. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

        If a unitholder wishes to give such holder's proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Annual Meeting by the individual or individuals representing such unitholder.

        As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.linnenergy.com, where we post our SEC filings.

        You may request copies of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations representative at (281) 840-4100 or write to Investor Relations, 600 Travis, Suite 5100 Houston, Texas 77002.

        If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your units at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

        The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2008 ANNUAL MEETING

        As of the date of this Proxy Statement, our Board of Directors knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Charlene A. Ripley Senior Vice President, General Counsel and Corporate Secretary
Houston, Texas April 21, 2008

Annex A

LINN ENERGY, LLC
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

1.     Purpose of the Plan.

        The Linn Energy Amended and Restated Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Linn Energy, LLC, a Delaware limited liability company (the "Company"), by providing to employees, consultants, and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.

2.     Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contractor otherwise.

          "Award" means an Option, Restricted Unit, Unit Grant, Phantom Unit or Unit Appreciation Right granted under the Plan, and shall include tandem DERs granted with respect to a Phantom Unit.

          "Award Agreement" means the written agreement by which an Award shall be evidenced.

          "Board" means the Board of Directors of the Company.

          "Change of Control" means the occurrence of any of the following events:

              (i)  the acquisition by any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or an Affiliate of the Company, of 'beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided, however, that any acquisition of securities from QEP will be disregarded for purposes of determining whether a Change of Control has occurred; or

             (ii)  the consummation of a reorganization, merger, consolidation or other form. of business transaction or series of business transactions, in each case, with respect to which persons who were the members of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

            (iii)  the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all the Company's assets to any Person or its Affiliates, other than the Company or its Affiliates; or

            (iv)  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors: "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the effective date of the initial public offering of the Company's equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the incumbent Directors at the time of such election or nomination or (C) are among the five original independent directors of the Company, but "incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

             (v)  the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Company.

          Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

          "Consultant" means an individual, other than an Employee or a Director, providing bona fide services to the Company or any of its Affiliates as a consultant or advisor, as applicable, provided that such individual is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

          "DER" or "Distribution Equivalent Right" means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

          "Director" means a member of the Board who is not an Employee.

          "Employee" means any employee of the Company or an Affiliate who perform services for the Company and its Affiliates.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means the closing sales price of a Unit on the applicable date. (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

          "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC, as it may be subsequently amended or restated from time to time.

          "Option" means an option to purchase Units granted under the Plan.

          "Participant" means any Employee, Consultant or Director granted an Award under the Plan.

          "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

          "Phantom Unit" means a phantom (notional) Unit granted under the Plan which upon vesting entities the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Phantom Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.

          "QEP" means Quantum Energy Partners II, LP, a Delaware limited partnership.

          "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

          "Restricted Unit" means a Unit granted under the Plan that is subject to a Restricted Period.

          "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act; or any successor rule or regulation thereto as in effect from time to time.

          "SEC" means the Securities and Exchange Commission, or any successor thereto.

          "UDR" or "Unit Distribution Right" means a distribution made by the Company with respect to a Restricted Unit.

          "Unit" means a Unit of the Company.

          "Unit Appreciation Right" (UAR) means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.

          "Unit Grant" means an Award of an unrestricted Unit.

3.     Administration.

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such authority as the Committee may impose. Upon any such delegation, all references in the Plan to the "Committee", other than in Section 7, shall with respect to any Award made by the Chief Executive Officer pursuant to such authority be deemed to mean and refer to the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by

Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

4.     Units.

        (a)    Limits on Units Deliverable.    Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 12,200,000. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, or if the maximum number of Units delivered is reduced for any reason other than tax withholding or payment of the exercise price, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash. Units underlying an Award of Unit Appreciation Rights shall no longer be subject to or available for any further grant under this Plan following exercise of the Unit Appreciation Right and payment of the Unit Appreciation Right in Units.

        (b)    Sources of Units Deliverable Under Awards.    Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Company or any other Person, newly issued Units or any combination of the foregoing as determined by the Committee in its sole discretion.

        (c)    Adjustments.    In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, spilt, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units of other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number and, provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award or (ii) except as permitted in Section 7(c), materially reduce the benefit to the Participant without the consent of the Participant.

5.     Eligibility.

        Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.     Awards.

        (a)    Options.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than its Fair Market Value as of the date of grant. Except for adjustments permitted pursuant to Section 4(c), the terms of any outstanding Option may not be amended to reduce the exercise price of the outstanding Option or to cancel the Option in exchange for cash, Options, Unit Appreciation Rights or other Awards with an exercise price or purchase price that is less than the exercise price or purchase price of the original Option.

          (ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.

          (iii)    Forfeiture.    Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to the date an Option becomes exercisable, all Options shall be forfeited by the Participant. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options.

        (b)    Restricted Units and Unit Grants.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Unit Grants shall be granted, the number of Restricted Units and/or Unit Grants to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other teens and conditions as the Committee may establish with respect to such Awards, including whether UDRs are granted with respect to Restricted Units.

          (i)    UDRs.    To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

          (ii)    Vesting and Restricted Period.    Each grant of Restricted Units that is not subject to any performance-based vesting criteria shall be subject to a Restricted Period of at least three years and the Restricted Unit may vest proportionately during such period. Each grant of Restricted Units that is subject to performance-based vesting criteria established by the Committee shall be subject to a Restricted Period of at least one year and the Restricted Unit may vest proportionately during such period. No more than five percent (5%) of the Units underlying outstanding Awards under the Plan shall be granted as a Unit Grant. To the extent provided in this Plan or in any applicable Award Agreement, any such Restricted Period shall terminate upon a Change of Control, death or disability of the Participant or any other event approved by the Committee.

          (iii)    Forfeitures.    Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units.

          (iv)    Lapse of Restrictions.    Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

        (c)    Phantom Units.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

          (i)    DERs.    To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee), subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding any other provision of the Plan to the contrary, any grant of DERs with respect to Phantom Units shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply.

          (ii)    Vesting and Restricted Period.    Other than a grant to a Director, each grant of Phantom Units that is not subject to any performance-based vesting criteria shall be subject to a Restricted Period of at least three years and the Phantom Unit may vest proportionately during such period. Other than a grant to a Director, each grant of Phantom Units that is subject to performance-based vesting criteria established by the Committee shall be subject to a Restricted Period of at least one year and the Phantom Unit may vest proportionately during such period. Each grant of Phantom Units to a Director shall be subject to a Restricted Period of at least one year. To the extent provided in this Plan or in any applicable Award Agreement, any such Restricted Period shall terminate upon a Change of Control, death or disability of the Participant or any other event approved by the Committee.

          (iii)    Forfeitures.    Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Phantom Units.

          (iv)    Lapse of Restrictions.    Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

        (d)    Unit Appreciation Rights.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The exercise price per Unit Appreciation Right shall be not less than its Fair Market Value as of the date of grant. Except for adjustments permitted pursuant to Section 4(c), the terms of any outstanding Unit Appreciation Right may not be amended to reduce the exercise price of the outstanding Unit Appreciation Right or to cancel the Unit Appreciation Right in exchange for cash, Options, Unit Appreciation Rights or other Awards with an exercise price or purchase price that is less than the exercise price or purchase price of the original Unit Appreciation Right.

          (ii)    Vesting/Time of Payment.    The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and the time or times at which a Unit Appreciation Right shall be paid in whole or in part.

          (iii)    Forfeitures.    Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant's employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Unit Appreciation Rights, in which case, such Unit Appreciation Rights shall be deemed vested upon termination of employment or service and paid as soon as' administratively practical thereafter.

        (e)    General.

          (i)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii)    Limits on Transfer of Awards.

            (A)  Except as provided in Section 6(e)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant's lifetime, or to the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            (B)  Except as provided in Section 6(e)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates.

            (C)  To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such. terms and conditions as the Committee may from time to time establish.

          (iii)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

          (iv)    Unit Certificated.    All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (v)    Consideration for Grants.    Awards may be granted for such consideration, including services, as the Committee determines.

          (vi)    Delivery of Units or other Securities and Payment by Participant of Consideration.    Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

          (vii)    Change of Control.    Unless specifically provided otherwise in the Award Agreement, upon a Change of Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option or UAR is not exercised, or a Phantom Unit or Restricted Unit does not vest, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive "spread" or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such "spread" if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit.

7.     Amendment and Termination.

        Except to the extent prohibited by applicable law:

        (a)    Amendments to the Plan.    Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

        (b)    Amendments to Awards Subject to Section.    The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant and no change may be made which would cause any Participant to be subject to excise tax under Section 409A of the Code.

        (c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the

Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan or such Award.

8.     General Provisions.

        (a)    No Rights to Award.    No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)    Tax Withholding.    The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

        (c)    No Right to Employment or Services.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

        (d)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

        (e)    Section 409A of the Code.    Notwithstanding anything in this Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant's rights to an Award or to require the Participant's consent.

        (f)    Severability.    If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable taws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (g)    Other Laws.    The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such. Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        (h)    No Trust or Fund Created.    Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

        (i)    No Fractional Units.    No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (j)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (k)    Facility Payment.    Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

        (l)    Participation by Affiliates.    In making Awards to Consultants and Employees employed by an Affiliate, the Committee. shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse the Affiliate for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

        (m)    Gender and Number.    Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

        (n)    No Guarantee of Tax Consequences.    None of the Board, the Company, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

9.     Term of the Plan.

        The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such. Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

LINN ENERGY, LLC JP MORGAN CHASE TOWER 600 TRAVIS, SUITE 5100 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE UNITHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Linn Energy, LLC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access unitholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Linn Energy, LLC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or telephone,

you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINNE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINN ENERGY, LLC			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED, AND “FOR” PROPOSALS 2 AND 3.

Vote on Directors			☐	☐	☐

1.	Election of Directors:

Nominees:

	01)	Michael C. Linn
	02)	George A. Alcorn
	03)	Terrence S. Jacobs
	04)	Jeffrey C. Swoveland
	05)	Joseph P. McCoy

Vote on Proposals						For	Against	Abstain

2.	Ratification of Appointment of KPMG LLP as Independent Auditors for the fiscal year ending December 31, 2008.					☐	☐	☐

3.	Proposal to Approve the Amended and Restated Linn Energy, LLC Long Term Incentive Plan.					☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting of any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

P6D792
Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

LINN ENERGY, LLC

PROXY FOR ANNUAL MEETING OF UNITHOLDERS

MAY 29, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael C. Linn, Mark E. Ellis and Charlene A. Ripley, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the units of Linn Energy, LLC that the unitholder is entitled to vote at the Annual Meeting of Unitholders to be held on  May 29, 2008, and at any postponement or adjournment thereof.

Whether or not you expect to attend the annual meeting, please vote the units. As explained on the other side of this proxy, you may vote by Internet or by telephone, or you may execute and return this proxy, which may be revoked at any time prior to its use.

This proxy, when properly executed, will be voted in the manner directed by the undersigned unitholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED ON THE OTHER SIDE OF THIS PROXY (PROPOSAL 1), “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2), AND “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED LINN ENERGY, LLC LONG TERM INCENTIVE PLAN (PROPOSAL 3).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)